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                                                                  Exhibit 10.40

                                    AGREEMENT

                                  BY AND AMONG

                             HILL GATE CAPITAL N.V.

                                       AND

                         LITHIUM TECHNOLOGY CORPORATION



                            DATED AS OF JUNE 7, 2002
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                                    AGREEMENT


         THIS AGREEMENT ("Agreement"), dated as of June 7, 2002, is entered into by and between, Hill Gate Capital N.V., a Netherlands corporation ("Hill Gate") and Lithium Technology Corporation, a Delaware corporation ("LTC").

                                    RECITALS

         WHEREAS, LTC is a Delaware corporation engaged in the business of developing and commercializing proprietary battery cell structures and processes to manufacture rechargeable lithium-ion and lithium polymer batteries;

         WHEREAS, Hill Gate is the holder of 78.76% of the outstanding equity securities of GAIA Holding, B.V., a Netherlands Corporation ("GAIA Holding");

         WHEREAS, GAIA Holding is the holder of 100% of the outstanding equity securities of GAIA Akkumulatorenwerke GmbH, a German corporation ("GAIA");

         WHEREAS, GAIA is a German corporation engaged in the business of developing and commercializing proprietary lithium polymer batteries;

         WHEREAS, Hill Gate (the "GAIA Holding Stockholder") and LTC desire that LTC acquire 60% of the issued and outstanding Capital Stock (as defined below) of GAIA Holding from the GAIA Holding Stockholder, and in exchange therefore, LTC issue to the GAIA Holding Stockholder a total of 60,000 shares of the preferred stock of LTC, upon the terms and conditions hereinafter set forth.

         WHEREAS, prior to or contemporaneously with the closing under this Agreement, one or more investors shall have entered into one or more Note Purchase and Sale Agreements (the "LTC Note Purchase Agreements") to purchase from LTC convertible notes (the "LTC Notes"), and;

         WHEREAS, the Supervisory Board of the GAIA Holding Stockholder has adopted resolutions approving this Agreement and the consummation of the transactions contemplated hereby, and authorizing the execution and delivery of this Agreement;

         WHEREAS, the Board of Directors of LTC has adopted resolutions approving this Agreement and the consummation of the transactions contemplated hereby, and authorizing the execution and delivery of this Agreement;

         NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the GAIA Holding Stockholder and LTC hereby agree as follows:


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                                    ARTICLE I

                    EXCHANGE TRANSACTION AND RELATED MATTERS

         1.1 Transfer of GAIA Holding Capital Stock; Issuance of LTC Preferred. Sixty percent (60%) of the shares of GAIA Holding Capital Stock issued and outstanding immediately prior to the Closing shall be exchanged by the GAIA Stockholder for 60,000 shares of validly issued, fully paid and non-assessable preferred stock, $.01 par value per share, of LTC (the "LTC Preferred"), having all of the rights, privileges, restrictions and qualifications set forth in the certificate of designation attached hereto as Exhibit A (the "Certificate of Designation").

         1.2 Transfer of GAIA Holding Capital Stock. At the Closing, the GAIA Holding Stockholder shall surrender one or more certificates representing sixty percent (60%) of the outstanding shares of GAIA Holding Capital Stock for transfer to LTC and shall deliver to LTC a certificate or certificates representing those shares of GAIA Holding Capital Stock so surrendered, which certificate or certificates shall be registered in the name of LTC.

         1.3 Issuance of LTC Preferred. LTC shall deliver to the GAIA Holding Stockholder one or more certificates representing the LTC Preferred registered in the name of the GAIA Holding Stockholder. The certificates representing shares of LTC Preferred to be issued pursuant to this Section 1.1 and the shares of LTC Common underlying the LTC Preferred shall bear the following legend reflecting that such shares have not been registered pursuant to the Securities Act or state "Blue Sky" or other securities laws until such time as such shares have been so registered (and thereupon such legend shall be removed):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         1.4 Directors and Officers of GAIA Holding. At the Closing, (i) those persons listed on Exhibit B as directors shall be appointed as the directors of GAIA Holding and (ii) those persons listed on Exhibit B as officers shall be appointed by the Board of Directors of GAIA Holding as the officers of GAIA Holding, each such officer to hold the office set forth opposite such person's name; in each case, subject to the applicable provisions of the certificate of incorporation and bylaws of GAIA Holding, until their respective successors shall be duly elected or appointed and qualified or their earlier resignation or removal.


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         1.5 Directors and Officers of GAIA. At the Closing, (i) those persons listed on Exhibit C as directors shall be appointed as the directors of GAIA and
(ii) those persons listed on Exhibit C as officers shall be appointed by the Board of Directors of GAIA as the officers of GAIA, each such officer to hold the office set forth opposite such person's name; in each case, subject to the applicable provisions of the certificate of incorporation and bylaws of GAIA, until their respective successors shall be duly elected or appointed and qualified or their earlier resignation or removal.

         1.6 Directors and Officers of LTC. At the Closing, (i) those persons listed on Exhibit D as directors shall be appointed by the Board of Directors of LTC as the directors of LTC and (ii) those persons listed on Exhibit D as officers shall be appointed by the Board of Directors of LTC as the officers of LTC, each such officer to hold the office set forth opposite such person's name; in each case, subject to the applicable provisions of the certificate of incorporation and bylaws of LTC, until their respective successors shall be duly elected or appointed and qualified or their earlier resignation or removal.


                                   ARTICLE II

                         CLOSING AND CLOSING DELIVERIES

         2.1 The Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Gallagher, Briody & Butler located at 155 Village Boulevard, Princeton, New Jersey 08540, at 10:00 a.m., New York time, no later than three Business Days after satisfaction or waiver of the conditions to Closing set forth in Article VII, unless the parties agree in writing to change the Closing to another time, date or place. The date upon which the Closing occurs is herein called the "Closing Date".

         2.2 Deliveries by LTC. At the Closing, LTC will deliver to the GAIA Holding Stockholder:

         (a) a certificate of the Chief Executive Officer of LTC confirming LTC's compliance with the conditions set forth in Section 8.1.(a);

         (b) a certificate of LTC's Secretary or Assistant Secretary certifying as to LTC's certificate of incorporation, bylaws or other comparable documents and to the due adoption of resolutions by LTC's Board of Directors authorizing the execution of this Agreement and each Ancillary Closing Agreement to which it will be a party at Closing and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein;

         (c) the opinion of Gallagher, Briody & Butler, counsel to LTC, dated the Closing Date, relating to LTC's corporate fundamentals as customary for transactions of the type described herein;


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         (d) evidence or copies of any consents, approvals, orders, qualifications or waivers required by any third party or Governmental Authority for LTC to consummate the transactions contemplated by this Agreement;

         (e) each Ancillary Closing Agreement required to be duly executed and delivered by LTC;

         (f) a certificate representing the LTC Preferred registered in the name of the GAIA Holding Stockholder; and

         (g) such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof.

         2.3 Deliveries by the GAIA Holding Stockholder. At the Closing, the GAIA Holding Stockholder will deliver to LTC:

         (a) a certificate of an executive officer of the GAIA Holding Stockholder confirming the GAIA Holding Stockholder's compliance with the conditions set forth in Section 8.2.(a);

         (b) a certificate of the GAIA Holding Stockholder's Secretary or Assistant Secretary certifying as the due adoption of resolutions by the GAIA Holding Stockholder's Board of Directors authorizing the execution of this Agreement and each Ancillary Closing Agreement to which it will be a party at Closing and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein;

         (c) the opinion of Roger Van Oosten, counsel to the GAIA Holding Stockholder, dated the Closing Date, relating to the GAIA Holding Stockholder's corporate fundamentals as customary for transactions of the type described herein;

         (d) evidence or copies of any consents, approvals, orders, qualifications or waivers required by any third party or Governmental Authority for the GAIA Holding Stockholder to consummate the transactions contemplated by this Agreement;

         (e) each Ancillary Closing Agreement required to be duly executed and delivered by the GAIA Holding Stockholder;

         (f) a certificate representing the shares of GAIA Holding Capital Stock being transferred under this Agreement registered in the name of LTC; and

         (g) such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and to comply with the terms hereof and thereof.


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                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF LTC

         LTC represents and warrants to the GAIA Holding Stockholder as of the date hereof as follows, subject to any exceptions set forth in a Schedule hereto referencing the number of the Section to which it relates:

         3.1 Corporate Existence and Power. LTC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. LTC has all corporate power and all material governmental Permits required to carry on its business as now conducted. LTC is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on LTC. Attached as Schedule 3.1 are true and complete copies of the certificate of incorporation and bylaws of LTC, in each case as amended to date.

         3.2 Corporate Authorization; Enforceability. The execution, delivery and performance by LTC of this Agreement and each of the Ancillary Agreements to which it will be a party are within LTC's corporate powers and have been duly authorized by the Board of Directors of LTC and no other corporate action on the part of LTC is necessary to authorize this Agreement or any of the Ancillary Agreements to which LTC will be a party at the Closing. This Agreement has been, and each of the Ancillary Agreements to which LTC will be a party will be, duly executed and delivered by LTC. Assuming the due execution and delivery of this Agreement and each of the Ancillary Agreements to which LTC will be a party, this Agreement constitutes, and each Ancillary Agreements to which LTC will be a party will constitute, the valid and binding agreement of LTC, enforceable against LTC in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         3.3 United States Governmental Authorization. The execution, delivery and performance by LTC of this Agreement and each Ancillary Agreements to which LTC will be a party require no consent, approval, order, authorization or action by or in respect of, or filing with, any United States Governmental Authority other than filings pursuant to the Securities Act and applicable state securities laws, filing of the Certificate of Designation and filing of an amendment to LTC's certificate of incorporation to increase the number of authorized LTC Common as contemplated by Section 7.5(a) hereof.

         3.4 Non-Contravention; Consents. The execution, delivery and performance by LTC of this Agreement and each Ancillary Closing Agreement to which LTC will be a party at the Closing, and the consummation of the transactions contemplated hereby and thereby do not and will not at the Closing
(a) violate the certificate of incorporation or bylaws of LTC, (b) violate any applicable United States Law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals


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required under any Permits of LTC or any licenses to which LTC is a party), (d)
result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of LTC or to a loss of any benefit to which LTC is entitled under, any Contract or other instrument binding upon LTC or any Permit held by LTC, or (e) result in the creation or imposition of any Lien on any asset of LTC.

         3.5 Capitalization. The authorized, issued and outstanding Capital Stock of LTC as of the date hereof is as follows: LTC has 125,100,000 shares, par value $0.01 per share, of authorized Capital Stock of which 125,000,000 shares are designated "Common Stock" and 100,000 shares are designated "Preferred Stock". 11,000 shares of Preferred Stock have been designated "Series A Preferred Stock." 64,303,305 shares of LTC Common Stock and no shares of Preferred Stock, including the Series A Preferred Stock, are outstanding as of the date hereof. No shares of Preferred Stock will become outstanding prior to or at the Closing except for the LTC Preferred in accordance with this Agreement. The shares of LTC Preferred to be delivered to the GAIA Holding Stockholder at Closing, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Lien or other limitation or restriction (other than as provided in the Certificate of Designation). There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from LTC at any time, or upon the happening of any stated event, any shares of the Capital Stock of LTC, whether or not presently issued or outstanding, except as set forth on Schedule 3.5. It is understood that nothing set forth in this Section 3.5 shall restrict LTC from issuing new Capital Stock or rights with respect thereto.

         3.6 Subsidiaries. (a) Lithion Corporation is LTC's sole subsidiary. Lithion Corporation is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or similar powers and all material governmental Permits required to carry on its business as now conducted. Lithion Corporation is duly qualified to conduct business as a foreign corporation or other legal entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on LTC. LTC does not own, beneficially or of record, any stock or ownership interests in any entity other than Lithion Corporation.

         (b) All the outstanding shares of Capital Stock of Lithion Corporation have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by LTC, free and clear of all Liens. There are no outstanding convertible or exchangeable securities or Contracts giving any Person any right to acquire shares of Capital Stock of Lithion Corporation and no voting trusts or other Contracts restricting the voting, dividend rights or disposition of shares of Lithion Corporation.

         3.7 LTC Financial Statements; Book and Records. (a) Attached as
Schedule 3.7 is a true and complete copy of the LTC Audited Financials and the LTC Interim Financials which have been prepared in accordance with GAAP consistently applied. The Audited Financials and


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the LTC Interim Financials fairly present in all material respects the financial position of LTC at the date thereof and the results of the operations and cash flows of LTC for the period the n ended.

         (b) Since March 31, 2002, there have been no changes in LTC's reserve, accrual or other material accounting policies.

         (c) The books of account, minute books, stock record books and other records of LTC, all of which have been made available to the GAIA Holding Stockholder, GAIA Holding and GAIA, are complete and correct in all material respects and have been maintained in accordance with sound business practices and under an adequate system of internal controls.

         3.8 No Undisclosed Liabilities. There are no liabilities or any facts or circumstances which could give rise to liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, of LTC other than
(a) liabilities fully disclosed in LTC's Public Documents, (b) liabilities specifically disclosed in Schedule 3.8, and (c) other undisclosed liabilities incurred since March 31, 2002 in the Ordinary Course of Business which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on LTC.

         3.9 Tax Matters. (a) All Tax returns, statements, reports and forms (including estimated Tax or information returns and reports) required to be filed with any Taxing Authority (collectively, the "Returns") with respect to any Pre-Closing Tax Period by or on behalf of LTC or any of LTC's Subsidiaries have, to the extent required to be filed on or before the date hereof, been filed and, to the extent required to be filed between the date hereof and the Closing Date, will have been filed before the Closing, when due in accordance with all applicable Laws and all Taxes owed by LTC or any of LTC's Subsidiaries (whether or not shown as due and payable on the Returns that have been filed) have been or will be prior to the Closing Date timely paid, or have been or will be prior to the Closing Date withheld (including withholding for independent contractors, consultants and other employees) and remitted to the appropriate Taxing Authority;

         (b) The Returns correctly reflect in all material respects, the facts regarding the income, business, assets, operations, activities and status of LTC and LTC's Subsidiaries; and

         (c) There are no Liens for Taxes upon the assets of LTC or any of LTC's Subsidiaries, except Liens for current Taxes not yet due.

         3.10 Absence of Certain Changes. Except as set forth in Schedule 3.10, since March 31, 2002, there has not been any event, occurrence, development, circumstance or state of facts which (a) has had or which would reasonably be expected to have a Material Adverse Effect on LTC or (b) would have constituted a violation of any covenant of LTC hereunder (including Section 5.1) had such covenant applied to LTC since March 31, 2002. Since March 31, 2002, there has not occurred any damage, destruction or casualty loss (whether or not covered by insurance) with respect to any of LTC's or any of its Subsidiaries' material assets. LTC has not sold, transferred, disposed of, or incurred a Lien upon, any Intellectual Property Right or any other of LTC's or its Subsidiaries' assets since December 31, 2001.


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         3.11 Contracts. (a) Except as set forth on Schedule 3.11, LTC is neither a party to, nor bound by, any material lease, agreement, contract, commitment or other legally binding contractual right or obligation (whether written or oral) that is of a type described below (collectively, "Contracts"):

                  (i) any lease (whether of real or personal property);

                  (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets;

                  (iii) any sales, distribution or other similar agreement providing for the sale by LTC of materials, supplies, goods, services, equipment or other assets;

                  (iv) any partnership, joint venture or other similar agreement or arrangement;

                  (v) any Contract pursuant to which any third party has rights to own or use any material asset of LTC, including, without limitation, any Intellectual Property Right of LTC;

                  (vi) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or granting to any Person a right of first refusal, first offer or other right to purchase any of LTC's assets;

                  (vii) any agreement relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset);

                  (viii) any license, franchise or similar agreement;

                  (ix) any agency, dealer, sales representative, marketing or other similar agreement;

                  (x) any Contract that may not be terminated by LTC without payment of penalty or on 90 days' or less prior notice;

                  (xi) any agreement that limits the freedom of LTC to compete in any line of business, geographic area or with any Person;

                  (xii) any agreement with (A) any stockholder of LTC or any other Affiliate of LTC, or (B) any director or officer of LTC or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such director or officer;

                  (xiii) any management service, consulting or any other similar type of agreement;


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                  (xiv) any warranty, guaranty or other similar undertaking with respect to any product or contractual performance (or LTC's standard forms of any of the foregoing) or agreement to indemnify any Person;

                  (xv) any employment, deferred compensation, severance, bonus, retirement or other similar agreement or plan in effect as of the date hereof entered into or adopted by LTC;

                  (xvi) any other agreement, commitment, arrangement or plan not made in the Ordinary Course of Business of LTC that is material to LTC.

         (b) Each Contract disclosed in or required to be disclosed in Schedule
3.11 is a valid and binding agreement of LTC and, to the knowledge of LTC, each other party thereto, enforceable in accordance with its respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Neither LTC nor, to the knowledge of LTC, any other party to any such Contract is in default or breach (with or without due notice or lapse of time or both) in any material respect under the terms of any such Contract. To the knowledge of LTC, there is no event, occurrence, condition or act which, with the giving of notice or the passage of time or both, or the happening of any other event or condition, would reasonably be expected to become a material default or breach or event of default under any such Contract.

         3.12 Insurance Coverage. LTC maintains adequate insurance covering the assets, Business, operations, employees, officers and directors of LTC.

         3.13 Litigation. Except as set forth on Schedule 3.13, there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of LTC, threatened, against or affecting LTC, its Subsidiaries or their respective properties before any court, arbitrator or Governmental Authority or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Ancillary Agreements to which LTC will be a party at Closing. LTC does not know of any valid basis for any such action, proceeding or investigation. There are no outstanding Orders, stipulations or awards rendered by a Governmental Authority against LTC, its Subsidiaries, their respective assets or the Business.

         3.14 Compliance with Laws; Permits. (a) LTC is not in violation of, has not been given notice of, or been charged by any Governmental Authority with, or, to LTC's knowledge, is not under investigation with respect to, any applicable Law or Order that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on LTC.

         (b) LTC holds each government or regulatory license, authorization, permit, franchise, consent and approval (the "Permits") required to be held to carry on the Business as currently conducted. Each Permit is valid and in full force and effect and will not be terminated or impaired (or become terminated or impaired) as a result of the transactions contemplated hereby. LTC is not in default under, and no condition exists that, with notice or lapse of time or


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both, would constitute a default or give rise to a right of termination, cancellation or acceleration under, any material Permit held by LTC.

         3.15 Properties; Sufficiency of Assets. (a) LTC has good title to, or in the case of leased property has valid leasehold interests in, the property and assets of LTC (whether real or personal, tangible or intangible) reflected in the LTC's Public Documents or acquired after the date thereof, free and clear of all Liens, except for Permitted Liens.

         (b) Schedule 3.15 sets forth a list of all real property assets owned or leased ("Real Property") by LTC. All leases for Real Property are valid and binding agreements of LTC and, to the knowledge of LTC, each other party thereto, enforceable in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. LTC is a tenant or possessor in good standing thereunder and all rents due under such leases have been paid.

         (c) The assets of LTC constitute all of the assets used or held for use in connection with the Business and are adequate to conduct the Business as currently conducted.

         3.16 Intellectual Property. (a) Schedule 3.16 sets forth a list of all Intellectual Property Rights which are owned by LTC or any of LTC's Subsidiaries or pursuant to which LTC or any of LTC's Subsidiaries is a licensee, and all material licenses, sublicenses and other written agreements as to which LTC or any of its Affiliates is a party and pursuant to which any other Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto.

         (b) There is no claim, suit, action or proceeding that is either pending or, to the knowledge of LTC, threatened, that, in either case, involves a claim of infringement by LTC of any Intellectual Property Right of any third party, or challenging LTC's ownership, right to use, or the validity of any Intellectual Property Right listed or required to be listed in Schedule 3.16. LTC has no knowledge of any basis for any such claim of infringement and no knowledge of any continuing infringement by any other Person of any of the Intellectual Property Rights listed or required to be listed in Schedule 3.16;

         (c) No Intellectual Property Right listed or required to be listed in
Schedule 3.16 is subject to any outstanding Order, stipulation or agreement restricting the use or licensing thereof by LTC to any Person except as set forth in Schedule 3.16; and

         (d) LTC has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right.

         3.17 Environmental Matters. (a) To the knowledge of LTC, constituents of Concern have not been generated, recycled, used, treated or stored on, transported to or from, or Released or disposed on, LTC Property (as defined below), except in compliance with Environmental Laws;


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         (b) LTC is in compliance in all material respects with Environmental
Laws and the requirements of Permits issued under such Environmental Laws with respect to LTC Property;

         (c) There are no pending or, to the knowledge of LTC, threatened Environmental Claims against LTC or any LTC Property;

         (d) LTC has no knowledge of any facts, circumstances, conditions or occurrences regarding LTC's past or present business or operations or with respect to any LTC Property that would reasonably be expected to (a) form the basis of an Environmental Claim against LTC or any of the LTC Property or assets or (b) cause any LTC Property or assets to be or become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

         (e) To the knowledge of LTC, there are no underground storage tanks or sumps located on any LTC Property or on any property that adjoins or is adjacent to any LTC Property; and

         (f) LTC has obtained all required Environmental Permits and is in compliance with the terms of each Environmental Permit in all material respects. There are no Environmental Permits of LTC that are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby.

         (g) For purposes of this Section 3.17, (i) the term "LTC" (including the use of such term in the term LTC Property) will include any entity which is, in whole or in part, a predecessor of LTC and (ii) the term "LTC Property" shall mean all Real Property owned, leased or otherwise used by LTC in connection with its Business.

         3.18 Plans and Material Documents. (a) LTC has made available all Benefit Plans with respect to which LTC or any Affiliate of LTC has or had in the past any obligation or liability or which are or were in the past maintained, contributed to or sponsored by LTC or any Affiliate of LTC for the benefit of any current or former employee, officer or director of LTC or any Affiliate of LTC. Neither LTC nor any of LTC's Subsidiaries has any express or implied commitment to create, incur liability with respect to, or cause to exist, any Benefit Plan or to modify any Benefit Plan, other than as required by Law.

         (b) Each Benefit Plan is in compliance in all material respects with, and has been operated in all material respects in accordance with, its terms and the requirements of all applicable Laws, and LTC and the Affiliates of LTC have satisfied in all material respects all of their statutory, regulatory and contractual obligations with respect to each such Benefit Plan. No legal action, suit or claim is pending or, to the knowledge of the GAIA Holding Stockholder or LTC, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that would reasonably be expected to give rise to any such action, suit or claim.

         (c) All material contributions, premiums or payments required to be made with respect to any Benefit Plan have been made on or before their due dates.

         3.19 Affiliate Transactions. (a) Except as set forth in LTC's Public Documents, there are no outstanding payables, receivables, loans, advances or other similar accounts between LTC, on the one hand, and any of its Affiliates, on the other hand, relating to the Business.

         (b) To the knowledge of LTC, no director, officer or employee of LTC possesses, directly or indirectly, any significant ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, licensee, competitor or potential competitor of LTC. Ownership of 5% or less of any class of securities of a Person will not be deemed to be a significant ownership interest for purposes of this Section 3.19.

         3.20 Employee Matters. (a) The relationships of LTC with its employees are good and no employee has terminated or notified LTC of any intention to terminate or materially alter his or her relationship with LTC since December 31, 2001 and LTC has no reason to believe that there will be any such change as a result of the transactions contemplated by this Agreement.

         (b) LTC is in material compliance with all Laws and Orders in respect of employment and employment practices, the terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice.

         (c) To the knowledge of LTC, no former or current employee, officer or director of LTC or any of its Subsidiaries is a party to, or is otherwise bound by, any confidentiality, non-competition, proprietary rights agreement or similar agreement that would affect (i) the performance of his or her duties as an employee, officer or director or (ii) the ability of LTC to conduct its business after the Closing Date.

         3.21 Finders' Fees. Except as set forth on Schedule 3.21, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of LTC who might be entitled to any fee or other commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

         3.22 SEC Filings. The Annual Reports on Form 10-KSB of LTC for the fiscal years ended December 31, 2001 and 2000 filed under the Exchange Act, and all other reports and proxy statements required to be filed by LTC under the Exchange Act since January 1, 2000, were duly filed by LTC, in compliance with the requirements of their respective report forms and were complete and correct in all material respects as of the dates for which the information was furnished, and as of their respective filing dates, contained no untrue statement of material fact nor omitted to state any material fact required to be included therein or necessary in light of the circumstances in order to make the statements made therein not misleading. LTC has disclosed to GAIA all material information relating to (i) the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) LTC and its predecessors (including, but not limited to, Hope Technologies) and (iii) LTC's assets, and all such disclosed information is true and accurate in all material respects.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES RELATING TO GAIA

         The GAIA Holding Stockholder represents and warrants to LTC as of the date hereof as follows, subject to any exceptions set forth in English in a Schedule hereto referencing the number of the Section to which it relates:

         4.1 Corporate Existence and Power. GAIA is a corporation duly organized, validly existing and in good standing under the laws of Germany. GAIA has all corporate or similar power and all governmental Permits required to carry on its business as now conducted and as proposed to be conducted after the Closing. GAIA is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GAIA. Attached as Schedule 4.1 are true and complete English synopsis of GAIA's certificate of incorporation and bylaws or other similar constituent documents.

         4.2 Corporate Authorization; Enforceability. The execution, delivery and performance by GAIA of this Agreement and each of the Ancillary Agreements to which it will be a party are within GAIA's corporate power and have been duly authorized by the Supervisory Board of GAIA, and no other corporate action on the part of GAIA is necessary to authorize this Agreement or any of the Ancillary Agreements to which GAIA will be a party at the Closing. This Agreement has been, and each of the Ancillary Agreements to which GAIA will be a party will be, duly executed and delivered by GAIA. Assuming the due execution and delivery of this Agreement and each of the Ancillary Agreements to which GAIA will be a party, this Agreement constitutes, and each Ancillary Closing Agreement to which GAIA will be a party will constitute, valid and binding agreements of GAIA, enforceable against GAIA in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         4.3 Governmental Authorization. The execution, delivery and performance by GAIA of this Agreement and each of the Ancillary Agreements to which GAIA will be a party require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

         4.4 Non-Contravention; Consents. The execution, delivery and performance by GAIA of this Agreement and each Ancillary Closing Agreement to which GAIA will be a party at the Closing and the consummation of the transactions contemplated hereby and thereby, do not and will not at the Closing, except as set forth on Schedule 4.4, (a) violate the certificate of incorporation or bylaws or other similar constituent documents of GAIA, (b) violate any applicable Law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of GAIA or any licenses to which GAIA is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of GAIA or to a loss of any benefit to which GAIA is entitled under, any Contract or other instrument binding upon GAIA or any Permit held by GAIA, or (e) result in the creation or imposition of any Lien on any asset of GAIA.

         4.5 Capitalization. The Capital Stock of GAIA as of the date hereof is Euro 1,524,200 distributed as follows: GAIA Holding holds Euro 1,524,200. All of the outstanding shares of Capital Stock of GAIA are duly authorized, validly issued, fully paid, non-assessable, and owned beneficially and of record by GAIA Holding. There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from GAIA at any time, or upon the happening of any stated event, any shares of the Capital Stock of GAIA whether or not presently issued or outstanding.

         4.6 Subsidiaries. GAIA does not own, beneficially or of record, any stock or ownership interests in any entity.

         4.7 GAIA Financial Statements; Books and Records. (a) Attached as
Schedule 4.7 are true and complete copies of the GAIA Audited Financials and the GAIA Interim Financials translated into English. The GAIA Audited Financials and the GAIA Interim Financials fairly present in all material respects the financial position of GAIA at the respective dates thereof and the results of the operations and cash flows of GAIA for the respective periods then ended.

         (b) Since March 31, 2002 there have been no changes in GAIA's reserve, accrual or other material accounting policies.

         (c) The books of account, minute books, stock record books and other records of GAIA, all of which have been made available to LTC, are complete and correct in all material respects and have been maintained in accordance with sound business practices and under an adequate system of internal controls. The minute books of GAIA contain accurate and complete records of all meetings held of, and corporate and stockholder action taken by, the stockholders, Board of Directors and committees of the Board of Directors of GAIA and no meeting of any such stockholders, Board of Directors or committee of the Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books.

         4.8 No Undisclosed Liabilities. There are no liabilities or any facts or circumstances which could give rise to liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, of GAIA other than
(a) liabilities fully disclosed in GAIA's Audited Financials and Interim Financials, (b) liabilities specifically disclosed in Schedule 4.8, and (c) other undisclosed liabilities incurred since December 31, 2001 in the Ordinary Course of Business which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GAIA.

         4.9 Tax Matters. (a) All Returns required to be filed with any respect to any Pre-Closing Tax Period by or on behalf of GAIA or any of GAIA's Subsidiaries have, to the extent required to be filed on or before the date hereof, been filed and, to the extent required to be filed between the date hereof and the Closing Date, will have been filed before the Closing, when due in accordance with all applicable Laws and all Taxes owed by GAIA or any of GAIA's Subsidiaries (whether or not shown as due and payable on the Returns that have been filed) have been or will be prior to the Closing Date timely paid, or have been or will be prior to the Closing Date withheld (including withholding for independent contractors, consultants and other employees) and remitted to the appropriate Taxing Authority;

         (b) The Returns correctly reflect in all material respects, the facts regarding the income, business, assets, operations, activities and status of GAIA and any of GAIA's Subsidiaries;

         (c) There is no action, suit, proceeding, audit or investigation pending or, to the knowledge of the GAIA Holding Stockholder or GAIA, threatened against or with respect to GAIA or any of GAIA's Subsidiaries in respect of any Tax; and

         (d) There are no Liens for Taxes upon the assets of GAIA or any of GAIA's Subsidiaries, except Liens for current Taxes not yet due.

         4.10 Absence of Certain Changes. Except as set forth in Schedule 4.10, since December 31, 2001, there has not been any event, occurrence, development, circumstance or state of facts which (a) has had or which would reasonably be expected to have a Material Adverse Effect on GAIA or (b) would have constituted a violation of any covenant of GAIA hereunder (including Section 7.1) had such covenant applied to GAIA since December 31, 2001. Since December 31, 2001, there has not occurred any damage, destruction or casualty loss (whether or not covered by insurance) with respect to any of GAIA's or any or its Subsidiaries' material assets. GAIA has not sold, transferred, disposed of, or incurred a Lien upon, any Intellectual Property Right or any other of GAIA's or its Subsidiaries' assets since December 31, 2001.

         4.11 Contracts. (a) Except as set forth on Schedule 4.11, GAIA is neither a party to, nor bound by, any Contract (as defined in Section 3.11 (a)).

         (b) Each Contract disclosed or required to be disclosed in Schedule
4.11 is a valid and binding agreement of GAIA and, to the knowledge of the GAIA Holding Stockholder and GAIA, each other party thereto, enforceable in accordance with its respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Neither GAIA nor, to the knowledge of the GAIA Holding Stockholder and GAIA, any other party to any such Contract is in default or breach (with or without due notice or lapse of time or both) in any material respect under the terms of any such Contract. To the knowledge of the GAIA Holding Stockholder and GAIA, there is no event occurrence, condition or act which, with the giving of notice or the passage of time or both, or the happening of any other event or condition, would reasonably be expected to become a material default or breach or event of default under any such Contract. A synopsis of the material terms of each Contract disclosed or required to be disclosed in Schedule 4.11 is attached thereto.

         4.12 Insurance Coverage. GAIA maintains adequate insurance covering the assets, business, operations, employees, officers and directors of GAIA.

         4.13 Litigation. There is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of the GAIA Holding Stockholder, GAIA Holding or GAIA, threatened against or affecting GAIA, its Subsidiaries or their respective properties before any court, arbitrator or any Governmental Authority or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Ancillary Agreements to which GAIA will be a party at Closing. Neither the GAIA Holding Stockholder, GAIA Holding nor GAIA knows of any valid basis for any such action, proceeding or investigation. There are no outstanding Orders, stipulations or awards rendered by a Governmental Authority against GAIA, its Subsidiaries, or their respective business or its assets.

         4.14 Compliance with Laws; Permits. (a) GAIA is not in violation of, has not been given notice of or been charged by any Governmental Authority with, or, to the GAIA Holding Stockholder, GAIA Holding's or GAIA's knowledge, is not under investigation with respect to, any applicable Law or Order that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GAIA.

         (b) GAIA holds each Permit required to be so held to carry on the GAIA's business as currently conducted and as proposed to be conducted after the Closing. Each Permit is valid and in full force and effect and will not be terminated or impaired (or become terminated or impaired) as a result of the transactions contemplated hereby. GAIA is not in default under, and no condition exists that with notice or lapse of time or both, would constitute a default or could give rise to a right of termination, cancellation or acceleration under, any material Permit held by GAIA.

         4.15 Properties; Sufficiency of Assets. (a) GAIA has good title to or in the case of leased property has valid leasehold interests in the property and assets (whether real or personal, tangible or intangible) reflected in the GAIA Audited Financials or acquired after the date thereof, free and clear of all Liens, except for Permitted Liens and Liens disclosed and described in Schedule 4.15(a).

         (b) Schedule 4.15(b) sets forth a list of all Real Property owned or leased by GAIA. All such leases for GAIA Real Property are valid and binding agreements of GAIA and, to the knowledge of the GAIA Holding Stockholder and GAIA, each other party thereto, enforceable in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. GAIA is a tenant or possessor in good standing thereunder and all rents due under such leases have been paid.

         (c) The assets of GAIA are adequate to conduct the business of GAIA as currently conducted and as proposed to be conducted after the Closing.

         4.16 Intellectual Property. (a) Schedule 4.16 sets forth a list and description of all Intellectual Property Rights which are owned by GAIA or any of GAIA's Subsidiaries or to which GAIA or any of GAIA's Subsidiaries is a licensee, and all material licenses, sublicenses and other written agreements as to which GAIA or any of its Affiliates is a party and pursuant to which any other Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto.

         (b) There is no claim, suit, action or proceeding that is either pending or, to the knowledge of the GAIA Holding Stockholder or GAIA, threatened, that, in either case, involves a claim of infringement by GAIA of any Intellectual Property Right of any third party, or challenging GAIA's ownership, right to use, or the validity of any Intellectual Property Right listed or required to be listed in Schedule 4.16. Neither the GAIA Holding Stockholder nor GAIA has knowledge of any basis for any such claim of infringement and no knowledge of any continuing infringement by any other Person of any of the Intellectual Property Rights listed or required to be listed in
Schedule 4.16;

         (c) No Intellectual Property Right listed or required to be listed in
Schedule 4.16 is subject to any outstanding Order, stipulation or agreement restricting the use or licensing thereof by GAIA to any Person;

         (d) GAIA has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property Right;

         4.17 Environmental Matters. (a) To the knowledge of the GAIA Holding Stockholder, GAIA Holding or GAIA, Constituents of Concern have not been generated, recycled, used, treated or stored on, transported to or from, or Released or disposed on, GAIA Property (as defined below) or, to the knowledge of GAIA, any property adjoining or adjacent to any GAIA Property, except in compliance with Environmental Laws;

         (b) GAIA is in compliance in all material respects with Environmental Laws and the requirements of Permits issued under such Environmental Laws with respect to GAIA Property;

         (c) There are no pending or, to the knowledge of the GAIA Holding Stockholder, GAIA Holding or GAIA, threatened Environmental Claims against GAIA or any GAIA Property;

         (d) Neither the GAIA Holding Stockholder nor GAIA has knowledge of any facts, circumstances, conditions or occurrences regarding GAIA's past or present business or operations or with respect to any GAIA Property or any property adjoining any GAIA Property that would reasonably be expected to (a) form the basis of an Environmental Claim against GAIA or any of the GAIA Property or assets or (b) cause any GAIA Property or assets to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

         (e) To the knowledge of the GAIA Holding Stockholder and GAIA, there are no underground storage tanks or sumps located on any GAIA Property or on any property that adjoins or is adjacent to any GAIA Property; and

         (f) GAIA has obtained all required Environmental Permits and is in compliance with the terms of each Environmental Permit in all material respects. There are no Environmental Permits of GAIA that are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby; and

         (g) For purposes of this Section 4.17, (i) the term "GAIA" (including the use of such term in the term GAIA Property) will include any entity which is, in whole or in part, a predecessor of GAIA and (ii) the term "GAIA Property" shall mean all Real Property owned, leased or otherwise used by GAIA in connection with its business.

         4.18 Plans and Material Documents. (a) GAIA has made available all Benefit Plans with respect to which GAIA or any Affiliate of GAIA has or had in the past any obligation or liability or which are or were in the past maintained, contributed to or sponsored by GAIA or any Affiliate of GAIA for the benefit of any current or former employee, officer or director of GAIA or any Affiliate of GAIA. Neither GAIA nor any of GAIA's Subsidiaries has any express or implied commitment to create, incur liability with respect to, or cause to exist, any Benefit Plan or to modify any Benefit Plan, other than as required by Law.

         (b) Each Benefit Plan is in compliance in all material respects with, and has been operated in all material respects in accordance with, its terms and the requirements of all applicable Laws, and GAIA and the Affiliates of GAIA have satisfied in all material respects all of their statutory, regulatory and contractual obligations with respect to each such Benefit Plan. No legal action, suit or claim is pending or, to the knowledge of the GAIA Holding Stockholder or GAIA, threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event exists that would reasonably be expected to give rise to any such action, suit or claim.

         (c) All material contributions, premiums or payments required to be made with respect to any Benefit Plan have been made on or before their due dates.

         4.19 Affiliate Transactions. (a) There are no outstanding payables, receivables, loans, advances and other similar accounts between GAIA, on the one hand, and any of its Affiliates, on the other hand, relating to the business of GAIA.

         (b) To the knowledge of GAIA, no director, officer or employee of GAIA possesses, directly or indirectly, any significant ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, licensee, competitor or potential competitor of GAIA. Ownership of 5% or less of any class of securities of a Person will not be deemed to be a significant ownership interest for purposes of this Section 4.19.

         4.20 Employee Matters. (a) The relationships of GAIA with its employees are good and GAIA has no reason to believe that there will be any such change as a result of the transactions contemplated by this Agreement.

         (b) GAIA is in material compliance with all Laws and Orders in respect of employment and employment practices, the terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice.

         (c) To the knowledge of the GAIA Holding Stockholder and GAIA, no former or current employee, officer or director of GAIA or any of its Subsidiaries is a party to, or is otherwise bound by, any confidentiality, non-competition, proprietary rights agreement or similar agreement that would affect (i) the performance of his or her duties as an employee, officer or director or (ii) the ability of GAIA to conduct its business after the Closing Date.

         4.21 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the GAIA Holding Stockholder or GAIA who might be entitled to any fee or other commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

         4.22 German Filings and Compliance. All information filed with all governmental and regulatory bodies in Germany by GAIA during 2000, 2001 and 2002 have been duly and timely filed by GAIA in compliance with the requirements thereof and were accurate, complete and correct in all material respects as of the dates for which the information was furnished.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES RELATING TO GAIA HOLDING

         The GAIA Holding Stockholder represents and warrants to LTC as of the date hereof as follows, subject to any exceptions set forth in English in a Schedule hereto referencing the number of the Section to which it relates:

           5.1 Corporate Existence and Power. GAIA Holding is a corporation duly incorporated, validly existing and in good standing under the laws of The Netherlands. GAIA Holding has all corporate power and all material governmental Permits required to carry on its business as now conducted. GAIA Holding is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GAIA Holding. Attached as Schedule 5.1 are true and complete copies of the certificate of incorporation and bylaws of GAIA Holding, together with an English synopsis of all the material terms thereof.

         5.2 Corporate Authorization; Enforceability. The execution, delivery and performance by GAIA Holding of this Agreement and each of the Ancillary Agreements to which it will be a party are within GAIA Holding 's corporate powers and have been duly authorized by the Supervisory Board of GAIA Holding and no other corporate action on the part of GAIA Holding is necessary to authorize this Agreement or any of the Ancillary Agreements to which GAIA Holding will be a party at the Closing. This Agreement has been, and each of the Ancillary Agreements to which GAIA Holding will be a party will be, duly executed and delivered by GAIA Holding. Assuming the due execution and delivery of this Agreement and each of the Ancillary Agreements to which GAIA Holding will be a party, this Agreement constitutes, and each Ancillary Agreements to which GAIA Holding will be a party will constitute, the valid and binding agreement of GAIA Holding, enforceable against GAIA Holding in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         5.3 Governmental Authorization. The execution, delivery and performance by GAIA Holding of this Agreement and each Ancillary Agreements to which GAIA Holding will be a party require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

         5.4 Non-Contravention; Consents. The execution, delivery and performance by GAIA Holding of this Agreement and each Ancillary Closing Agreement to which GAIA Holding will be a party at the Closing, and the consummation of the transactions contemplated hereby and thereby do not and will not at the Closing, (a) violate the certificate of incorporation or bylaws of GAIA Holding, (b) violate any applicable Law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of GAIA Holding or any licenses to which GAIA Holding is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of GAIA Holding or to a loss of any benefit to which GAIA Holding is entitled under, any Contract or other instrument binding upon GAIA Holding or any Permit held by GAIA Holding, or (e) result in the creation or imposition of any Lien on any asset of GAIA Holding.

         5.5 Capitalization. The authorized, issued and outstanding Capital Stock of GAIA Holding as of the date hereof is as follows: GAIA Holding has 2000 authorized shares each with a par value of NLG 100 of which all are issued and outstanding as of the date hereof. The outstanding shares of Capital Stock of GAIA Holding are duly authorized, validly issued, fully paid, non-assessable, and owned beneficially and of record free and clear of any Lien or other limitation or restriction by Hill Gate (1,521 shares) and Stichting Administratiekantoor GAIA ("Stichting") (479 shares). There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from GAIA Holding at any time, or upon the happening of any stated event, any shares of the Capital Stock of GAIA Holding whether or not presently issued or outstanding. The shares of GAIA Holding Capital Stock to be delivered to LTC at Closing, when transferred and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Lien or other limitation or restriction.

         5.6 Subsidiaries; No Operations. GAIA Holding does not own, beneficially or of record, any stock or ownership interests in any entity other than one-hundred percent (100%) of the equity securities of GAIA and one-hundred percent (100%) of the equity securities of Lithiontech B.V., a Netherlands corporation ("Lithiontech") which holds one-hundred percent (100%) of DILO Trading AG, a Switzerland corporation, ("DILO Trading") and one hundred percent (100%) Lithiontech Licensing Corporation, a Netherlands corporation ("Lithiontech Licensing"). GAIA Holding, Lithiontech, DILO Trading and Liontech Licensing do not engage in any operations and have no liabilities. The only assets of GAIA Holding are the shares of GAIA and Lithiontech held by GAIA Holding. All of the assets of DILO Trading are set forth on Schedule 5.6 attached hereto. Lithiontech Licensing has no assets.

         5.7 GAIA Holding Financial Statements; Books and Records. (a) Attached as Schedule 5.7 are true and complete copies of the GAIA Holding Audited Financials and GAIA Holding Interim Financials translated into English. The GAIA Holding Audited Financials and GAIA Holding Interim Financials fairly present in all material respects the financial position of GAIA Holding at the respective dates thereof and the results of the operations and cash flows of GAIA Holding for the respective periods then ended.

         (b) Since May 31, 2002 there have been no changes in GAIA Holding' reserve, accrual or other material accounting policies.

         (c) The books of account, minute books, stock record books and other records of GAIA Holding, all of which have been made available to LTC, are complete and correct in all material respects and have been maintained in accordance with sound business practices and under an adequate system of internal controls. The minute books of GAIA Holding contain accurate and complete records of all meetings held of, and corporate and stockholder action taken by, the stockholders, Board of Directors and committees of the Board of Directors of GAIA Holding and no meeting of any such stockholders, Board of Directors or committee of the Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books.

         5.8 No Undisclosed Liabilities. There are no liabilities or any facts or circumstances which could give rise to liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, of GAIA Holding other than liabilities fully disclosed in GAIA Holding' Audited Financials and GAIA Holding Interim Financials.

         5.9 Tax Matters. (a) All Returns required to be filed with any respect to any Pre-Closing Tax Period by or on behalf of the GAIA Holding or any of GAIA Holding Subsidiaries have, to the extent required to be filed on or before the date hereof, been filed and, to the extent required to be filed between the date hereof and the Closing Date, will have been filed before the Closing, when due in accordance with all applicable Laws and all Taxes owed by GAIA Holding or any of the GAIA Holding Subsidiaries (whether or not shown as due and payable on the Returns that have been filed) have been or will be prior to the Closing Date timely paid, or have been or will be prior to the Closing Date withheld (including withholding for independent contractors, consultants and other employees) and remitted to the appropriate Taxing Authority;

         (b) The Returns correctly reflect in all material respects, the facts regarding the income, business, assets, operations, activities and status of GAIA Holding and the GAIA Holding Subsidiaries;

         (c) There is no action, suit, proceeding, audit or investigation pending or, to the knowledge of the GAIA Holding Stockholder or GAIA Holding, threatened against or with respect to the GAIA Holding or any of GAIA Holding' Subsidiaries in respect of any Tax.; and

         (d) There are no Liens for Taxes upon the assets of GAIA Holding or any of the GAIA Holding' Subsidiaries, except Liens for current Taxes not yet due.

         5.10 Contracts. Neither GAIA Holding or any GAIA Holding Subsidiary is a party to, nor bound by, any Contract (as defined in Section 3.11 (a)) except for the GAIA Contracts set forth on Schedule 4.11.

         5.11 Insurance Coverage. GAIA Holding maintains adequate insurance covering the assets, business, operations, employees, officers and directors of GAIA Holding.

         5.12 Litigation. There is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of the GAIA Holding Stockholder or GAIA Holding, threatened against or affecting GAIA Holding or any GAIA Holding Subsidiary, or its properties before any court, arbitrator or any Governmental Authority or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Ancillary Agreements to which GAIA Holding will be a party at Closing. Neither the GAIA Holding Stockholder nor GAIA Holding knows of any valid basis for any such action, proceeding or investigation. There are no outstanding Orders, stipulations or awards rendered by a Governmental Authority against GAIA Holding, its Subsidiaries, or their respective business or its assets.

         5.14 Compliance with Laws; Permits. (a) GAIA Holding is not in violation of, has not been given notice of or been charged by any Governmental Authority with, or, to the GAIA Holding Stockholder or GAIA Holding' knowledge, is not under investigation with respect to, any applicable Law or Order that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GAIA Holding.

         (b) GAIA Holding holds each Permit required to be so held to carry on the business of GAIA Holding and each of its Subsidiaries as currently conducted and as proposed to be conducted after the Closing. Each Permit is valid and in full force and effect and will not be terminated or impaired (or become terminated or impaired) as a result of the transactions contemplated hereby. GAIA Holding is not in default under, and no condition exists that with notice or lapse of time or both, would constitute a default or could give rise to a right of termination, cancellation or acceleration under, any material Permit held by GAIA Holding or any GAIA Holding Subsidiary.

         5.15 Netherlands Filings and Compliance. All information filed with all governmental and regulatory bodies in the Netherlands by GAIA Holding or any GAIA Holding Subsidiary during 2000, 2001 and 2002 have been duly and timely filed by GAIA Holding or any GAIA Holding Subsidiary, as applicable in compliance with the requirements thereof and were accurate, complete and correct in all material respects as of the dates for which the information was furnished.


                                   ARTICLE VI

     REPRESENTATIONS AND WARRANTIES RELATING TO THE GAIA HOLDING STOCKHOLDER

         The GAIA Holding Stockholder represents and warrants to LTC as of the date hereof as follows, subject to any exceptions set forth in English in a Schedule hereto referencing the number of the Section to which it relates:

         6.1 Corporate Authorization; Enforceability. The execution, delivery and performance by the GAIA Holding Stockholder of this Agreement and each of the Ancillary Agreements to which it will be a party are within the GAIA Holding Stockholder 's corporate powers and have been duly authorized by the Supervisory Board of the GAIA Holding Stockholder and no other corporate action on the part of the GAIA Holding Stockholder is necessary to authorize this Agreement or any of the Ancillary Agreements to which the GAIA Holding Stockholder will be a party at the Closing. This Agreement has been, and each of the Ancillary Agreements to which the GAIA Holding Stockholder will be a party will be, duly executed and delivered by the GAIA Holding Stockholder. Assuming the due execution and delivery of this Agreement and each of the Ancillary Agreements to which the GAIA Holding Stockholder will be a party, this Agreement constitutes, and each Ancillary Agreements to which the GAIA Holding Stockholder will be a party will constitute, the valid and binding agreement of the GAIA Holding Stockholder, enforceable against the GAIA Holding Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         6.2 Governmental Authorization. The execution, delivery and performance by the GAIA Holding Stockholder of this Agreement and each Ancillary Agreements to which the GAIA Holding Stockholder will be a party require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

         6.3 Non-Contravention; Consents. The execution, delivery and performance by the GAIA Holding Stockholder of this Agreement and each Ancillary Closing Agreement to which the GAIA Holding Stockholder will be a party at the Closing, and the consummation of the transactions contemplated hereby and thereby do not and will not at the Closing, (a) violate the certificate of incorporation or bylaws of the GAIA Holding Stockholder, (b) violate any applicable Law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any Permits of the GAIA Holding Stockholder or any licenses to which the GAIA Holding Stockholder is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the GAIA Holding Stockholder or to a loss of any benefit to which the GAIA Holding Stockholder is entitled under, any Contract or other instrument binding upon the GAIA Holding Stockholder or any Permit held by the GAIA Holding Stockholder, or
(e) result in the creation or imposition of any Lien on any asset of the GAIA Holding Stockholder.

         6.4 GAIA Holding Representations. (a) The GAIA Holding Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The GAIA Holding Stockholder has sufficient knowledge and experience in investing in companies similar to LTC so as to be able to evaluate the risks and merits of an investment in LTC Preferred and the underlying LTC Common. The GAIA Holding Stockholder understands that its investment in such shares is speculative and involves a high degree of risk. The GAIA Holding Stockholder is able to financially bear the risks of loss of its entire investment in LTC hereunder.

         (b) The GAIA Holding Stockholder is acquiring the shares of LTC Preferred and underlying LTC Common for its own account as principal, and not as nominee or agent, for investment purposes and not with a view to or for sale in connection with any distribution thereof except for any distribution in compliance with the registration provisions of the Securities Act.

         (c) The GAIA Holding Stockholder acknowledges and agrees that it is not relying upon any projections with respect to LTC's business and prospects or any representations or warranties of LTC, except those specifically set forth in this Agreement, the Public Documents and the 3-Year Preliminary Budget and the Income/Expense Budget (collectively, the "Budgets") prepared by LTC. The GAIA Holding Stockholder acknowledges that the Public Documents contain forward-looking statements and the Budgets are forward-looking documents that involve risks and uncertainties that could cause actual results to differ materially from those stated or projected in the Public Documents or Budgets. The GAIA Holding Stockholder has had the opportunity to conduct a satisfactory due diligence investigation of LTC and been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and have received satisfactory answers from, LTC concerning LTC and the terms and conditions of the LTC Preferred and underlying LTC Common and other matters pertaining to an investment in LTC, the LTC Preferred and underlying LTC Common. The GAIA Holding Stockholder has received and had the opportunity to review LTC's Public Documents.

         (d) The GAIA Holding Stockholder understands that the shares of LTC Preferred being acquired by it and underlying LTC Common have not been registered for sale under the Securities Act or qualified under any applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state securities law and that it will not be able to transfer such shares except upon compliance with the registration requirements thereof or exemptions therefrom. The GAIA Holding Stockholder has previously invested in unregistered securities.

         (e) The GAIA Holding Stockholder understands that the shares of LTC Preferred being acquired by it and underlying LTC Common are being offered and sold to it pursuant to one or more exemptions from the registration or qualification requirements of the Securities Act and applicable state securities laws and acknowledges that the representations and warranties contained in this
Section 6.4 are given with the intention that LTC may rely thereon for purposes of claiming such exemptions.


                                   ARTICLE VII

                                CERTAIN COVENANTS

         7.1 Conduct of Business. During the period from the date of this Agreement to the Closing Date LTC will, and the GAIA Holding Stockholder will ensure that GAIA will, conduct operations only in the Ordinary Course of Business (including managing working capital in accordance with past practice and custom) and use their respective best efforts to: (a) preserve intact their respective business organizations, (b) keep available the services of their respective officers and employees, and (c) maintain their respective relationships and goodwill with licensors, licensees, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with LTC, GAIA, or their respective businesses. LTC and GAIA will confer with each other concerning operational matters of a material nature and report periodically to each other concerning their respective businesses, operations and finances. Without limiting the generality or effect of the foregoing, prior to the Closing Date, except with the prior written consent of the other, GAIA and LTC will not:

         (i) Amend or modify its certificate of incorporation or bylaws or other similar constituent documents from its form on the date of this Agreement except that LTC may file a Certificate of Designation with respect to the LTC Preferred and amendment to its certificate of incorporation to increase the authorized number of shares of LTC Common as contemplated hereby;

         (ii) Change any salaries or other compensation of, or pay any bonuses to, any current or former director, officer, employee or stockholder, or enter into any employment, severance or similar agreement with any current or former director, officer, stockholder or employee;

         (iii) Incur or commit to make any capital expenditures in excess of the remaining balance of the planned capital expenditures under current capital expenditure budgets;

         (iv) Enter into any contract or commitment, except for contracts and commitments entered into in the Ordinary Course of Business;

         (v) Modify or amend in any material respect or terminate any Contract listed or required to be listed in Schedule 3.11 or
                  Schedule 4.11;

         (v)      Incur, assume or guarantee any Indebtedness;

         (vi) Enter into any transaction or commitment relating to its assets or business which, individually or in the aggregate, would be material, or cancel or waive any claim or right which, individually or in the aggregate, would be material;

         (vii) Make any change in accounting methods or practices (including changes in reserve or accrual amounts or policies);

         (viii) Issue or sell any Capital Stock, or make any other changes in its capital structure, other than grants in the Ordinary Course of Business of stock options or other rights to purchase shares of Capital Stock of LTC pursuant to any Benefit Plan of LTC;

         (ix) Sell, lease or otherwise dispose of any material asset or property;

         (x)      Create or assume any Lien, other than a Permitted Lien;

         (xi) Make any loan, advance or capital contribution to, or investment in, any Person;

         (xii) Terminate or close any material facility, business or operation;

         (xiii) Cause or permit to occur any event, occurrence, development or circumstance or fact which, individually or together with other matters, has had or would reasonably be expected to have a Material Adverse Effect;

         (xiv) Take any action that would cause any of the representations and warranties made by LTC, the GAIA Holding Stockholder or GAIA, as the case may be, in this Agreement not to remain true and correct or any of the conditions set forth in any subsection of Section 8.1 or 8.2, as applicable, from being satisfied;

         (xv) Enter into any discussions or negotiations with any Person regarding the sale, transfer, disposition or licensing of any Intellectual Property Rights;

         (xvi) Settle, release or forgive any claim or litigation or waive any right thereto that relates to LTC, GAIA, or its respective business; or

         (xvii)   Agree to do any of the foregoing.

         7.2 Exclusive Dealing. During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, subject to the fiduciary duties of their respective Affiliates, officers and directors, each of party will not, and will not authorize or permit any of their respective Affiliates, stockholders, officers or directors or any Affiliates or representatives of any of the foregoing (including financial advisors, investment bankers, agents, attorneys, employees or consultants) to, take any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to any Person, or enter into any agreement with any Person, other than any other party (as the case may be) and its Affiliates and representatives, concerning any purchase of any Capital Stock, the business or Intellectual Property Rights of any party (as the case may be), any merger, asset sale or similar transaction involving any party (as the case may be), any transaction involving a competing thin film technology or any other transaction that would frustrate the purposes of this Agreement, without the prior written consent of the other party. Each party will disclose to the other party the existence or occurrence of any proposal or contact which it or any of its Affiliates or representatives described above may receive in respect of any such transaction and the identity of the Person from whom such a proposal or contact is received.

         7.3 Due Diligence Review of Confidentiality. (a) Each party may, prior to the Closing Date, directly or through its representatives, review the properties, books and records and financial and legal condition of the other parties to the extent it deems necessary or advisable to familiarize itself with such properties and other matters. Each party will permit the other and its representatives to have, after the date of execution of this Agreement, reasonable access to its premises and to all its books and records and will cause its officers, accountants and other representatives to furnish the other with such financial and operating data and other information with respect to its business and properties as the other may from time to time reasonably request. Each party will deliver or cause to be delivered to the other such additional instruments, documents, certificates and opinions as the other may reasonably request for the purpose of (i) verifying the information set forth in this Agreement or on any Schedule attached hereto and (ii) consummating or evidencing the transactions contemplated by this Agreement.

      (b) Prior to the Closing, no party will, or will permit any of its respective Affiliates or representatives to, without the prior written consent of the other, disclose to any other Person (other than its financing sources, existing stockholders, directors, officers, employees, advisors and other representatives that need to know) any proprietary, non-public information of the other party previously delivered or made available to it in connection with the transactions contemplated hereby (including the existence and terms of this Agreement and the Ancillary Agreements), other than to the extent required by applicable Law and upon the advice of counsel. Each party will direct its respective financing sources, stockholders, directors, officers, employees and representatives to keep all such information in strict confidence; provided, however, that each such Person may disclose such information to the extent required by Law and upon the advice of counsel.

      7.4 Reasonable Best Efforts. Subject to the fiduciary duties of their respective officers and directors, each party will cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all Permits, qualifications and orders of Governmental Authorities and parties to Contracts as are necessary to consummate the transactions contemplated by the Agreement and to fulfill the conditions to Closing contemplated hereby. The parties will pay or cause to be paid all of their own fees and expenses incurred pursuant to this Section 7.4, including, but not limited to, the fees and expenses of any broker, finder, financial advisor, legal advisor or similar person engaged by such party. Notwithstanding any other provision hereof, in no event will any party or any of their respective Affiliates be required to (a) enter into or offer to enter into any divestiture, hold-separate, business limitation or similar agreement or undertaking in connection with this Agreement or the transactions contemplated hereby, (b) institute or defend any litigation or other legal proceeding, whether judicial or administrative, including, without limitation, seeking to have any stay or temporary restraining order vacated or reversed, or (c) incur any liability or make any payment in connection with any consent or approval or condition to Closing set forth in any subsection of Section 8.1 or 8.2 as applicable in order to consummate the transactions contemplated by this Agreement. Each of the parties will notify and keep the other advised in reasonable detail as to such party's efforts in complying with its obligations under this Section 7.4.

      7.5 Proxy or Information Statement and Periodic Reports. (a) Promptly after the Closing Date, LTC shall prepare and file with the SEC a proxy statement or information statement to be mailed to LTC's stockholders in connection with an increase in the authorized number of shares of LTC Common or a reverse stock split thereof sufficient to make available that number of shares of LTC Common as will be required for the conversion of the LTC Preferred, the LTC Notes and all outstanding convertible securities of LTC and for such other proper purposes as agreed to by LTC and the GAIA Holding Stockholder. LTC shall provide the GAIA Holding Stockholder with such copies thereof as it may request.

      (b) In connection with the preparation of the proxy statement or information statement and any other periodic reports required to be filed by LTC pursuant to the Exchange Act (including a Form 8-K Current Report with respect to the transactions contemplated hereby and by the Note Purchase Agreements and Ancillary Agreements), the GAIA Holding Stockholder, GAIA Holding and GAIA shall provide to LTC in writing all information relating to the investors, the GAIA Holding Stockholder, GAIA Holding and GAIA and their respective Subsidiaries, and the management, operations, finances and financial statements of any of the m which may be advisable or necessary to include in the foregoing or any amendment thereto, none of which information shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which the y were made, not misleading.

      7.6 Transfer Taxes. The GAIA Holding Stockholder will pay all transfer, documentary, sales, use, stamp, registration and value added Taxes incurred in connection with this Agreement.

      7.7 Further Assurances. From time to time, as and when requested by any party hereto, any other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further actions, as the requesting party may reasonably deem necessary or desirable to consummate or more fully effectuate the transactions contemplated by this Agreement or the Ancillary Agreements.

      7.8 Board of Directors. As soon as practicable after the Closing and filing by LTC of a Form 14-F for such purpose, the LTC Board shall be increased to twelve members and the GAIA Holding Stockholder shall be entitled to designate six nominees to the Board of Directors of LTC. Ilion shall be entitled to designate one nominee to the LTC Board of Directors. The current members of the Board of Directors of LTC shall be entitled to designate the remaining five LTC Board nominees. The nominees to be designated by the GAIA Holding Stockholder and LTC, respectively, shall be those persons set forth as such on Exhibit C. Each of the GAIA Holding Stockholder and LTC shall use their reasonable best efforts to cause such nominees to be elected to the Board of Directors thereafter.

      7.9   Indemnification Relating to Operations of GAIA Holding.

      (a) Indemnification Obligations of the GAIA Holding Stockholder. From and after the Closing Date the GAIA Holding Stockholder shall reimburse, indemnify and hold harmless LTC and its directors, officers, shareholders, employees, representatives and agents (each such person and its or his heirs, executors, administrators, successors and assigns is referred to herein as an "LTC Indemnified Party") against and in respect of:

      (i) Any and all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any LTC Indemnified Party because of or that result from, relate to or arise out of the business, operations or assets of GAIA Holding or any GAIA Holding Subsidiary other than GAIA (the "Holding Company") prior to the Closing Date or the actions or omissions of any officer, director, shareholder, employee or agent of GAIA Holding or any GAIA Holding Entity prior to the Closing Date irrespective of the date that any claim, suit or other cause of action related to any of the foregoing is filed or otherwise instituted against GAIA Holding or any LTC Indemnified Party relating solely to the holding Company; and

            (ii) Any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any LTC Indemnified Party that relate to the business, operations or assets of the Holding Company in which the event giving rise thereto occurred prior to the Closing Date or which results from or arises out of any action or inaction prior to the Closing Date of the Holding Company or any director, officer, employee, agent, representative of GAIA Holding or any GAIA Holding Entity relating solely to the holding Company; and

           (iii) Any an all actions, suits, claims, proceedings, investigations, allegations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.9(a).

      (b) Payment of Indemnification Obligations. The GAIA Holding Stockholder agrees to pay promptly to any other indemnified party the amount of all damages, losses, settlement payments, deficiencies, liabilities, costs, expenses, claims and other obligations to which the indemnity set forth in Section 7.9(a) relates. If all or part of any such obligation is not paid when due, the n the indemnifying party shall also pay the indemnified party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be four percentage points in excess of the "prime rate" identified in The Wall Street Journal as the base rate on corporate loans at large U.S. money center commercial banks.

      (c) Other Remedies. The indemnification rights of any indemnified party under this Section 7 are independent of and in addition to such rights and remedies as such indemnified party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

      7.10  Registration Rights.

      (a) Demand Registration. (i) At any time after the date of the Closing and prior to the second anniversary of this Agreement, the GAIA Holding Stockholder or any Permitted Transferee (as defined below) holding in the aggregate at least 50% of the shares of LTC Common underlying the LTC Preferred (the "Shares") may demand registration under the Securities Act of the Shares. The registration requested pursuant to this Section 7.10.1(a) is referred to herein as the "Demand Registration".

      (ii) Number of Demand Registrations; Notice. The GAIA Holding Stockholder (for the purposes of Sections 7.10(b) to 7.10(i) inclusive, a reference to "the GAIA Holding Stockholder" shall include any Permitted Transferee holding in the aggregate at least 50% of the

Shares) shall be entitled to one Demand Registration. Subject to the limitations contained in the following paragraphs of this Section 7.10, after the receipt of such Demand Registration, (i) LTC will be obligated and required to include in such Demand Registration all Shares with respect to which LTC shall receive from the GAIA Holding Stockholder the written request of the GAIA Holding Stockholder for inclusion in such Demand Registration, and (ii) LTC will use its best efforts in good faith to effect promptly the registration of such Shares.

      (iii) Restrictions on Demand Registration. LTC will not be obligated to effect a Demand Registration within one hundred twenty (120) days after the effective date of a registration statement in which Shares of the GAIA Holding Stockholder are included pursuant to the exercise of "piggyback rights" pursuant to Section 7.10(b) hereof. LTC may postpone for a period not exceeding ninety
(90) days the filing or the effectiveness of a registration statement for a Demand Registration if LTC provides the GAIA Holding Stockholder with written notice that in LTC's good faith judgment such Demand Registration might have an adverse effect on any proposal or plan by LTC to engage in any acquisition of assets (other than in the Ordinary Course of Business) or any merger, consolidation, tender offer, public offering or similar transaction, provided that, in such event, the GAIA Holding Stockholder will be entitled to withdraw such Demand Registration request and that, if such request is withdrawn, such Demand Registration will not be considered the one (1) Demand Registration to which the GAIA Holding Stockholder is entitled.

      (b) Participation in Registered Offerings. If LTC proposes or is required to register any of its shares or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to the GAIA Holding Stockholder of its intention to do so. Upon the written request of the GAIA Holding Stockholder given within twenty (20) days after receipt of any such notice, LTC shall use its best efforts to cause to be included in such registration any Shares held by the GAIA Holding Stockholder requested to be registered under the Securities Act and any applicable state securities laws; provided, that if the managing underwriter advises that less than all of the shares to be registered should be offered for sale so as not materially and adversely to affect the price or salability of the offering being registered by LTC, the GAIA Holding Stockholder (but not LTC to the extent it desires to include shares for its own account) shall reduce the number of its Shares to be included in the registration statement as required by the underwriter to the extent requisite of all prospective sellers of the securities proposed to be registered (other than LTC) on a pro rata basis according to the amounts of securities proposed to be registered by all prospective sellers to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. The registration requested pursuant to this Section 5.10.2 is referred to herein as the "Piggyback Registration".

      (c) Obligations of the GAIA Holding Stockholder. It shall be a condition precedent to the obligation of LTC to register any Shares pursuant to this
Section 7.10 that the GAIA Holding Stockholder shall furnish to LTC such information regarding the Shares held and the intended method of disposition thereof and other information concerning the GAIA Holding Stockholder as LTC shall reasonably request and as shall be required in connection with the registration statement to be filed by LTC. If after a registration statement becomes effective

LTC advises the GAIA Holding Stockholder that LTC considers it appropriate to amend or supplement the applicable registration statement, the GAIA Holding Stockholder shall suspend further sales of the Shares until LTC advises the GAIA Holding Stockholder that such registration statement has been amended or supplemented.

      (d) Registration Proceedings. Whenever LTC is required by the provisions of this Section 7.10 to effect the registration of the Shares under the Securities Act, LTC shall:

            (i) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

            (ii) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

            (iii) Furnish to the GAIA Holding Stockholder and to the
                  underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

             (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or "Blue Sky" laws of such jurisdictions as the GAIA Holding Stockholder may reasonably request within twenty
                  (20) days following the original filing of such registration statement, except that LTC shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (v) Notify the GAIA Holding Stockholder, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (vi) Notify the GAIA Holding Stockholder promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

            (vii) Prepare and promptly file with the SEC and promptly notify the
                  GAIA Holding Stockholder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as the n in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which the y were made, not misleading. Notwithstanding any provision herein to the contrary, LTC shall not be required to amend, supplement, or update a prospectus contained in any registration statement if to do so would result in an unduly burdensome expense to LTC.

      (e) Expenses. With respect to the inclusion of the Shares in a registration statement pursuant to this Section 7.10, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by LTC; provided, however, that the GAIA Holding Stockholder shall bear its own professional fees and pro rata share of the underwriting discount and commissions. The fees, costs and expenses of registration to be borne by LTC shall include, without limitation, all registration, filing, printing expenses, fees and disbursements of counsel and accountants for LTC, fees and disbursements of counsel for the underwriter or underwriters of such securities (if LTC and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or "Blue Sky" laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

      (f) Indemnification of the GAIA Holding Stockholder. Subject to the conditions set forth below, in connection with any registration of the Shares pursuant to this Section 7.10, LTC agrees to indemnify and hold harmless the GAIA Holding Stockholder, any underwriter for the offering and each of their officers, directors and agents and each other person, if any, who controls the GAIA Holding Stockholder or the underwriter (each an "the GAIA Holding Stockholder Indemnified Party" ), within the meaning of Section 15 of the Securities Act, as follows:

            (i) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by LTC or based upon written information furnished by LTC filed in any jurisdiction in order to qualify LTC's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by LTC in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to LTC by or on behalf of the GAIA Holding Stockholder expressly for use in connection therewith or arising out of any action or inaction of the GAIA Holding Stockholder;

            (ii) Subject to the proviso contained in subsection (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of LTC; and

            (iii) In no case shall LTC be liable under this indemnity agreement with respect to any claim made against any the GAIA Holding Stockholder Indemnified Party unless LTC shall be notified, by letter or by facsimile confirmed by letter, of any action commenced against such the GAIA Holding Stockholder Indemnified Party, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify LTC, if prejudicial in any material respect to LTC's ability to defend such claim, shall relieve LTC from its liability to the indemnified person under this
                  Section 7.10, but only to the extent that LTC was prejudiced. The failure to so notify LTC shall not relieve LTC from any liability which it may have otherwise than on account of this indemnity agreement. LTC shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if LTC elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the GAIA Holding Stockholder Indemnified Party, defendant in any suit so brought. In the event LTC elects to assume the defense of any such suit and retain such counsel, the GAIA Holding Stockholder Indemnified Party, defendant in the suit, shall, after the date such party is notified of such election, bear the fees and expenses of any counsel thereafter retained by such party, as well as any other expenses thereafter incurred by them in connection with the defense thereof; provided, however, that if the GAIA Holding Stockholder Indemnified Party reasonably believes that there may be available to such party any defense or counterclaim different than those available to LTC or that representation of the GAIA Holding Stockholder Indemnified Party by counsel for LTC presents a conflict of interest for such counsel, then the GAIA Holding Stockholder Indemnified Party shall be entitled to defend such suit with counsel of such party's own choosing and LTC shall bear the fees, expenses and other costs of such separate counsel.

      (g) Indemnification of LTC. The GAIA Holding Stockholder agrees to indemnify and hold harmless LTC, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls LTC and such underwriter within the meaning of Section 15 of the Securities Act and any other stockholder selling securities pursuant to the registration statement against any and all such losses, liabilities, claims, damages and expenses as are indemnified against any person by LTC under Section 7.10(f) above; provided, however, that such indemnification by the GAIA Holding Stockholder hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made or alleged to have been made in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished in respect of the GAIA Holding Stockholder by or on behalf of the GAIA Holding Stockholder expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document or arising out of any action or inaction of the GAIA Holding Stockholder in implementing such registered offering. Notwithstanding the foregoing, the indemnification obligation of the GAIA Holding Stockholder shall not exceed the purchase price of the Shares paid by the GAIA Holding Stockholder. In case any action shall be brought against LTC, or any other person so indemnified, in respect of which indemnity may be sought against the GAIA Holding Stockholder, the GAIA Holding Stockholder seller shall have the rights and duties given to LTC, and each other person so indemnified shall have the rights and duties given to the GAIA Holding Stockholder, by the provisions of Section 7.10(f). The person indemnified agrees to notify the GAIA Holding Stockholder promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

      (h) Contribution. If the indemnification provided for in Sections 7.10(f) and 7.10(g) above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the n each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person who has committed fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof referred to above) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

      (i) Registration Rights to be Granted. If LTC shall grant to anyone other than the GAIA Holding Stockholder registration rights having terms more favorable than the rights granted pursuant to this Section 7.10, this Section
7.10 shall be deemed amended to include such more favorable terms.

      (j) Assignment of Resignation Rights. The right to have LTC register Shares pursuant to this Agreement shall be automatically assignable to any transferee of all or any portion of the Shares if: (i) the GAIA Holding Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to LTC within a reasonable time after such assignment, (ii) LTC is, within a reasonable time after such transfer or assignment, furnished with written notice of (x) the name and address of such transferee or assignee and (y) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws and, (iv) at or before the time LTC receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with LTC to be bound by all of the provisions contained in this Section 7.10 (the foregoing a "Permitted Transferee").

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

      8.1 Conditions to Obligations of the GAIA Holding Stockholder. The obligations of the GAIA Holding Stockholder to consummate the Closing are subject to the satisfaction (or waiver by the GAIA Holding Stockholder) of the following conditions:

      (a) Representations, Warranties and Covenants of LTC. (a) The representations and warranties of LTC made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, the n in all material respects) as of the date hereof and as of the Closing Date, as though made as of the Closing Date, and (b) LTC shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by LTC on or before the Closing Date.

      (b) No Injunction, etc. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

      (c) No Proceedings. No action, suit or proceeding challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking material damages shall have been instituted or threatened by any Person.

      (d) Ancillary Agreements. Each of the Ancillary Agreements to which LTC is a party shall have been executed and delivered by LTC.

      (e) Third-Party Consents; Governmental Approvals. All consents, approvals, waivers, subordinations and Permits, if any, disclosed or required to be disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements shall have been received.

      (f) No Material Adverse Change. Prior to the Closing Date, no event shall have occurred which, individually or when considered together with all other matters, has had, or would reasonably be expected to have, a Material Adverse Effect on LTC, and neither GAIA nor the GAIA Holding Stockholder shall not have discovered any fact or circumstance (previously unknown to GAIA or the GAIA Holding Stockholder, as the case may be) which, individually or when considered together with all other matters, has, or would reasonably be expected to have, a Material Adverse Effect on LTC.

       (g) Initial Financing. The closings under the LTC Note Purchase Agreements with respect to the purchase of not less than $5,000,000 in the aggregate principal amount of the LTC Notes shall have been consummated prior to or contemporaneously with the Closing.

      8.2 Conditions to Obligations of LTC. The obligations of LTC to consummate the Closing are subject to the satisfaction (or waiver by LTC) of the following conditions:

      (a) Representations, Warranties and Covenants Relating to GAIA, GAIA Holding and the GAIA Holding Stockholder. The representations and warranties relating to GAIA, GAIA Holding and the GAIA Holding Stockholder made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, the n in all material respects) as of the date hereof and as of Closing Date, as though made as of the Closing Date, and
(b) the GAIA Holding Stockholder shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the GAIA Holding Stockholder on or before the Closing Date.

      (b) No Injunction, etc. No provision of any applicable Law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

      (c) No Proceedings. No action, suit or proceeding challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking material damages shall have been instituted or threatened by any Person.

      (d) Ancillary Agreements. Each of the Ancillary Agreements to which GAIA, GAIA Holding or the GAIA Holding Stockholder is a party shall have been executed and delivered by the GAIA Holding Stockholder as the case may be.

      (e) Third-Party Consents; Governmental Approvals. All consents, approvals, waivers and Permits, if any, disclosed or required to be disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements shall have been received.

      (f) No Material Adverse Change. Prior to the Closing Date, no event shall have occurred which, individually or when considered together with all other matters, has had, or would reasonably be expected to have, a Material Adverse Effect on GAIA or GAIA Holding, and LTC shall not have discovered any fact or circumstance (previously unknown to LTC) which, individually or when considered together with all other matters has, or would reasonably be expected to have, a Material Adverse Effect on GAIA or GAIA Holding.

      (g) Initial Financing. The closings under the LTC Note Purchase Agreements with respect to the purchase of not less than $5,000,000 in the aggregate principal amount of the LTC Notes shall have been consummated prior to or contemporaneously with the Closing.

      (h) Fairness Opinion. LTC shall have received from its financial adviser, an opinion, that the proposed transaction is fair from a financial point of view to the LTC stockholders, and such opinion shall not have been withdrawn prior to the Closing Date.

                                   ARTICLE IX

                              TERMINATION; REMEDIES

      9.1   Termination.

       (a)  This Agreement may be terminated at any time prior to the Closing:

            (i) By the mutual written consent of the GAIA Holding Stockholder and LTC;

            (ii) By the GAIA Holding Stockholder, if there has been a material violation or breach by LTC of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by the GAIA Holding Stockholder or cured by LTC within 60 days after written notice thereof from the GAIA Holding Stockholder;

            (iii) By LTC, if there has been a material violation or breach by the GAIA Holding Stockholder of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by LTC or cured by the GAIA Holding Stockholder, as the case may be, within 60 days after written notice thereof from LTC; or

            (iv) By the GAIA Holding Stockholder or LTC if the transactions contemplated hereby have not been consummated by August 31, 2002; provided, however, that (i) neither the GAIA Holding Stockholder nor LTC will be entitled to terminate this Agreement pursuant to this Section 9.1(a)(iv) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

            (b) In the event that this Agreement is terminated pursuant to
      Section 9.1(a), all further obligations of each party hereto under this Agreement (other than pursuant to Sections 7.3(b) and 10.6, which will continue in full force and effect) will terminate without further liability or obligation of any party to any other party hereunder; provided, however, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) the failure of such party to have performed its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

      9.2 Remedies. Subject to Section 9.1, nothing contained in this Agreement shall be construed to restrict or limit in any manner the remedies which the parties might have at law or in equity for any breach of the covenants, representations or warranties contained in this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Survival of Representations, Warranties and Covenants. None of the representations and warranties in Articles III or IV of this Agreement shall survive the Closing Date. The representations and warranties in Article V and VI of this Agreement, and the covenants set forth in Sections 7.5 through 7.10 shall survive the Closing Date until the expiration of the applicable statute of limitations.

      10.2 Notices. All notices, requests, claims, demands and other communications to any party hereunder must be in writing (including facsimile transmission, which must be confirmed) and provided to such party at its address or facsimile number set forth in Schedule 10.2 (which may be changed by such party upon notice in accordance with this Section 10.2). All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding Business Day in the place of receipt following the date of receipt.

      10.3 Waiver. LTC, on the one hand, and the GAIA Holding Stockholder, on the other hand, may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any of the representations, warranties, covenants, conditions or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      10.4 Amendments, Supplements, Etc. This Agreement may be amended or supplemented by additional agreements, as may be determined by the parties to be necessary, appropriate or desirable to further the purpose of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by all of the parties.

      10.5 Delegation. To the extent permitted by Law and the charters or the bylaws or other similar constituent documents of the respective parties hereto, the powers of the Board of Directors of any party under and with respect to this Agreement may be delegated by such Board of Directors to a committee of such Board or by such Board (or by such committee to the extent any matter has been delegated to such committee by the Board) to any officer or officers of such party, and any notices, consents or other actions referred to in this Agreement to be given or taken by any party may be given or taken on its behalf by any officer so authorized, and the other parties hereto may rely thereon.

      10.6 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided for herein, the parties will pay or cause to be paid all of their own fees and expenses incident to the preparation, negotiation and performance of this Agreement and the Ancillary Agreements and consummation of the transactions contemplated hereby and thereby, including the fees and expenses of any broker, finder, financial advisor, investment banker, legal advisor or similar person engaged by such party.

      10.7 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other party hereto. Any assignment in violation of the preceding sentence will be void ab initio.

      10.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

      10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the Laws that might otherwise govern under principles of conflict of laws thereof.

      10.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York located in the County of New York and the federal courts of the United States of America located in such state and county. Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Agreement or the Ancillary Agreements or any of the transactions contemplated by this Agreement or the Ancillary Agreements in any other court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.2 will be deemed effective service of process on such party.

      10.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      10.12 Public Announcements. From the date hereof until the Closing Date, LTC, the GAIA Holding Stockholder and GAIA will consult with each other before issuing, or permitting any of their respective agents or Affiliates to issue, any press release or otherwise making or permitting any such agent or Affiliate to make any public statement with respect to this Agreement or the Ancillary Agreements and the transactions contemplated hereby or thereby.

      10.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      10.14 Table of Contents; Headings. The table of contents and headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

      10.15 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the Ancillary Agreements.

      10.16 Severability; Injunctive Relief. (a) If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

      (b) The parties acknowledge and agree that the provisions of Sections 7.2 and 7.3(b) are reasonably necessary to protect the legitimate interests of the GAIA Holding Stockholder and LTC, their respective Affiliates and businesses and that any violation of Sections 7.2 or 7.3(b) will result in irreparable injury to the GAIA Holding Stockholder or LTC and their respective Affiliates, as applicable, the exact amount of which will be difficult to ascertain and the remedies at Law for which will not be reasonable or adequate compensation for such a violation. Accordingly, each party agrees that if it violates any of the provisions of Section 7.2 or 7.3(b), in addition to any other remedy available at Law or in equity, the other party will be entitled to seek specific performance or injunctive relief without posting a bond, or other security, and without the necessity of proving actual damages.

      10.17 Certain Interpretive Matters. (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference will be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words, "include," "includes" or "including" are used in this Agreement, the y will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. All references to "$" or dollar amounts will be to lawful currency of the United States of America. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the Schedules will apply only to the corresponding Section or subsection of this Agreement. Each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. To the extent the term "day" or "days" is used, it will mean calendar days unless referred to as a "Business Day".

      (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

      (c) All references to the "knowledge of LTC" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the officers or directors of LTC whose names are listed on Schedule 10.17(c), and will include such knowledge as such officers or directors would have had after due inquiry of the responsible employees of LTC and its counsel and accountants.

      (d) All references to the "knowledge of GAIA" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the officers or directors of the GAIA, whose names are listed on Schedule 10.17(d) and, will include such knowledge as such officers or directors would have had after due inquiry of the responsible employees of the GAIA and its counsel and accountants.

      (e) All references to the "knowledge of the GAIA Holding Stockholder" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the officers or directors of the GAIA Holding Stockholder, whose names are listed on Schedule 10.17(e) and, will include such knowledge as such officers or directors would have had after due inquiry of the responsible employees of the GAIA Holding Stockholder and its counsel and accountants.

      10.18 Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual and/or one or more members of such immediate family and any Person who is controlled by any such immediate family member or trust. For the purposes of this Agreement, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Ancillary Agreements" means (i) the Strategic Alliance Agreement, (ii) the Option Agreement, and (iii) all other instruments, certificates and other agreements entered into in connection with the consummation of the transactions contemplated by this Agreement.

      "Benefit Plan" means any employee benefit plan program, agreement, arrangement, policy, contract, commitment or scheme, written or oral, statutory or contractual, that provides for compensation or benefits to employees, including, but not limited to, any deferred compensation, executive compensation, bonus or incentive plan, any cafeteria plan or any holiday or vacation plan or practice.

      "Business" means the business of LTC as currently conducted or proposed to be conducted.

      "Business Day" means a day that is not a Saturday, Sunday or a day on which commercial banking institutions located in New York City, New York, The Netherlands or Germany are authorized or required to close.

      "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, but not limited to, the common stock and preferred stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

      "Constituents of Concern" means any substance defined as a "hazardous substance", hazardous waste, hazardous material, pollutant or contaminant by any Environmental Law, any petroleum hydrocarbon and any degradation product of a petroleum hydrocarbon, asbestos, PCB or similar substance, the generation, recycling, use, treatment, storage, transportation, Release or disposal of or exposure to, which is subject to regulation under any Environmental Law.

      "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, citations, summonses, notices of non-compliance or violation, requests for information, investigations or proceedings relating in any way to the Release of Constituents of Concern, any Environmental Law or any Permit issued under any Environmental Law, including (a) Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Constituents of Concern or arising from alleged injury or threat of injury to human health or safety or the environment.

      "Environmental Law" means any Law, judicial or administrative interpretation, order, consent decree or judgment, relating to the environment, human health or safety, including CERCLA, and any state or local counterpart or equivalent.

      "Environmental Permits" means all Permits, authorizations, certificates and approvals of Governmental Authorities relating to or required by Environmental Laws.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "GAAP" means U.S. generally accepted accounting principles, consistently applied.

      "GAIA Audited Financials" means the audited balance sheet of GAIA for its fiscal year ended December 31, 2001, together with the related statements of income, retained earnings and cash flows for such period.

      "GAIA Interim Financials" means the unaudited balance sheet of GAIA for its fiscal quarter ended March 31, 2002, together with the related statements of income, retained earnings and cash flows for such period.

      "GAIA Holding Audited Financial" means the unaudited balance sheet of GAIA Holdings for its fiscal year ended December 31, 2001, together with the related statements of income, retained earnings and cash flows for such period.

      "GAIA Holding Interim Financial" means the unaudited balance sheet of GAIA Holdings for its fiscal quarter ended May 31, 2002, together with the related statements of income, retained earnings and cash flows for such period.

      "Governmental Authority" means any domestic or foreign governmental or regulatory agency, authority, bureau, commission, department, official or similar body or instrumentality thereof, or any governmental court, arbital tribunal or other body administering alternative dispute resolution.

      "Indebtedness" means with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, including, without limitation, all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables incurred in the Ordinary Course of Business, (d) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (e) all capitalized lease obligations, (f) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with GAAP, and (g) all indebtedness of any other Person of the type referred to in clauses (a) to (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

      "Intellectual Property Right" means any trademark, service mark, trade name, product designation, logo, slogan, invention, patent, trade secret, copyright, know-how, proprietary design or process, computer software or database, Internet address or domain name (including any registrations or applications for registration or renewals of any of the foregoing), research in progress, or any other similar type of proprietary intellectual property right.

      "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

      "LTC Audited Financials" means the audited balance sheet of LTC for its fiscal year ended December 31, 2001, together with the related statements of income, retained earnings and cash flows for such period.

      "LTC Common" means all the issued and outstanding shares of common stock, par value $0.01 per share, of LTC.

      "LTC Interim Financials" means the unaudited balance sheet of LTC for its fiscal quarter ended March 31, 2002 together with the related statements of income, retained earnings and cash flows for such period.

      "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial and other), results of operations or prospects of a Person and its subsidiaries, taken as a whole.

      "Option Agreement" means the agreement, dated as of the Closing Date, between LTC, the GAIA Holding Stockholder and the Stichting substantially in the form attached as Exhibit E.

      "Order" means any judgment, injunction, judicial or administrative order or decree.

      "Ordinary Course of Business" means, with respect to any Person, the ordinary course of business of such Person, consistent with such Person's past practice and custom, including, with respect to any category, quantity or dollar amount, term and frequency of payment, delivery, accrual, expense or any other accounting entry.

      "Permitted Lien" means (a) mechanics', workmen's, carriers', repairmen's or other like Lien arising or incurred in the Ordinary Course of Business in respect of obligations that are not yet due, (b) statutory liens for Taxes, assessments and other similar governmental charges that are not yet due, or (c) Liens that arise under zoning, land use and other similar imperfections of title that arise in the Ordinary Course of Business and that, in the aggregate, do not materially affect the value, use or marketability of the property subject thereto.

      "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization or Governmental Authority.

      "Pre-Closing Tax Period" means any Tax period (or portion thereof) that ends on or before the Closing Date.

      "Property" means any real property and improvements at any time owned, leased, used, operated or occupied (whether for storage, disposal or otherwise) by LTC or GAIA, as applicable.

      "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Constituents of Concern through or in the air, soil, surface water, groundwater or property.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Strategic Alliance Agreement" means the agreement, dated as of the Closing Date, between LTC and GAIA substantially in the form attached as Exhibit F.

      "Tax" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by a party, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, any custom, duty or other tax, any governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability to any other Person, and (c) any liability for the payment of any amounts as a result of being a party to any Tax-Sharing Agreement or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

      "Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

                  [Remainder of page intentionally left blank.]

The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 HILL GATE CAPITAL N.V.

                                 By: /s/ H.H. Van Andel
                                    _____________________________________
                                 Name:  H.H. Van Andel
                                 Title: Executive Director



                                 LITHIUM TECHNOLOGY CORPORATION

                                 By: /s/ David J. Cade
                                     _____________________________________
                                 Name:  David J. Cade
                                 Title:   Chairman and Chief Executive Officer

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION

                                       OF

                         LITHIUM TECHNOLOGY CORPORATION

Lithium Technology Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

             1. In accordance with the authority of the Corporation's Board of Directors (the "Board") pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation of the Corporation (the "Charter"), the Board hereby amends and restates Article FOURTH of the Corporation's Charter to designate a series of Preferred Stock as "Series A Preferred Stock", and to designate the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as follows:

                            SERIES A PREFERRED STOCK

             1. Certain Defined Terms, Etc. In addition to the terms defined elsewhere herein, certain capitalized terms used in this Article FOURTH have the meanings given to them in Section 10. References in this Article FOURTH to Sections are, unless otherwise stated, references to Sections herein.

             2. Designation. Of the one hundred thousand (100,000) shares of Preferred Stock, par value $.01 per share, that the Corporation is authorized to issue, all one hundred thousand (100,000) shares (including the eleven thousand (11,000) shares of Preferred Stock previously designated as Series A Preferred Stock by a Certificate of Designation filed on March 14, 2000, but which have not yet been issued) are hereby designated as "Series A Preferred Stock" having the powers, preferences and relative participating, optional and other special rights and the qualifications, limitations and restrictions set forth in this Article FOURTH (the "Series A Preferred").

             3. Dividends and Distributions. The Series A Preferred shall be entitled to receive dividends and distributions, at the same time and in the same manner as the Common Stock, and in an amount per share equal to the amount per share that the shares of Common Stock into which such Series A Preferred are convertible would have been entitled to receive if such Series A Preferred had been so converted into Common Stock as of the record date established for determining holders entitled to dividends, or if no such record date is established, as of the time of declaration of any such dividend or distribution.

            4. Voting Rights. (a) The Series A Preferred will have the right to vote or consent in writing as set forth in this Section 4.

             (b) In addition to the voting rights provided by Section 4(c), as long as any shares of Series A Preferred are outstanding, the affirmative vote or consent of the holders of two-thirds of the then-outstanding shares of Series A Preferred, voting as a separate class, will be required in order for the Corporation to:

            (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the terms of this Article FOURTH or any other provision of the Charter or Bylaws of the Corporation (the "Bylaws"), in any way that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Series A Preferred, and the qualifications, limitations or restrictions thereof;

            (ii) issue any shares of capital stock ranking prior or superior to, or on parity with, the Series A Preferred;

            (iii) subdivide or otherwise change shares of Series A Preferred into a different number of shares whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise (whether or not any provision of Section 7 is applicable to such transaction); or

            (iv) issue any shares of Series A Preferred other than in accordance with this Article FOURTH.

             (c) The Series A Preferred shall be entitled to vote or consent (by written consent or otherwise) together with the Common Stock on all matters submitted to a vote of the Common Stock, except as otherwise provided by the DGCL.

             (d) On all matters as to which shares of Common Stock or shares of Series A Preferred are entitled to vote or consent (by written consent or otherwise), each share of Series A Preferred will be entitled to the number of votes (rounded up to the nearest whole number) that the Common Stock into which it is convertible would have if such Series A Preferred had been so converted into Common Stock as of the record date established for determining holders entitled to vote, or if no such record date is established, as of the time of any vote or consent (by written consent or otherwise) of stockholders of the Corporation. Each share of Series A Preferred shall initially be entitled to the number of votes that 1,113.40524 shares of Common Stock would have, subject to adjustment as provided in Section 7.

             (e) Notwithstanding any other provision of the Charter or Bylaws, the holders of a majority, or greater number if so required by the Charter or the DGCL, of the then-outstanding Series A Preferred may consent in writing to any matter for which a class vote is contemplated, which written consent when so executed by the holders of a majority, or such greater number required, of the then-outstanding Series A Preferred will be deemed, subject to applicable Delaware law, to satisfy the applicable voting requirements.

             5. Reacquired Shares. Any shares of Series A Preferred that are converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. None of such shares of Series A Preferred shall be reissued by the Corporation.

             6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred shall be entitled to receive the same distribution paid to the holders of Common Stock, on an as-converted basis. Neither a consolidation or merger of the Corporation with another corporation or other legal entity, nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

             7. Conversion. (a) Automatic Conversion. Each share of the Series A Preferred will automatically be converted into 1,113.40524 fully paid and nonassessable shares of Common Stock, subject to adjustment as described below, one year following the authorization and reservation of a sufficient number of shares of Common Stock by all requisite action by the Corporation, including action by the Board and by the shareholders of the Corporation, to provide for the conversion of all outstanding shares of Series A Preferred into fully paid and nonassessable shares of Common Stock.

            (b) Optional Conversion. Each share of the Series A Preferred will be convertible at the option of the holder thereof into 1,113.40524 fully paid and non-assessable shares of Common Stock, subject to adjustment as described below, at any time or from time to time following the authorization and reservation of a sufficient number of shares of Common Stock by all requisite action by the Corporation, including action by the Board and by the shareholders of the Corporation, to provide for the conversion of all outstanding shares of Series A Preferred into fully paid and non- assessable shares of Common Stock.

            (c) Mechanics of Automatic Conversion. Upon automatic conversion as set forth in Section 7(a), the Series A Preferred shall be eliminated, and thereafter all shares of Series A Preferred shall become and be known as shares of "Common Stock" without further action or exchange on the part of the holders thereof. The holder of any certificate for Series A Preferred shall be entitled to request and to receive promptly from the Corporation a certificate or certificates setting forth the number of shares of Common Stock into which such Series A Preferred converted, by delivering a written notice to the attention of the Secretary or Treasurer of the Corporation at the Corporation's principal place of business of its desire to receive such replacement certificate or certificates, specifying the number of shares of Series A Preferred that have been so converted and the holder's calculation of the Conversion Rate. In the event of any disagreement between the Corporation and the holder as to the correct Conversion Rate, the Conversion Rate will be finally determined by an investment banking or brokerage firm with no material prior or current relationship with the Corporation or any of its subsidiaries selected by the Board in good faith, the fees and expenses of which will be paid by the Corporation. The Corporation will, promptly upon receipt of all certificates representing

      Series A Preferred as have been issued to such holder that have been converted, issue a certificate or certificates registering the appropriate number of shares of Common Stock to such holder.

            (d) Mechanics of Optional Conversion. The holder of any certificate for Series A Preferred shall be entitled to request conversion of all or part of its Series A Preferred at any time or from time to time as provided in Section 7(b), by delivering a written notice to the attention of the Secretary or Treasurer of the Corporation at the Corporation's principal place of business of its desire to convert its Series A Preferred and receive a replacement certificate or certificates therefor, specifying the number of shares of Series A Preferred to be so converted and the holder's calculation of the Conversion Rate. In the event of any disagreement between the Corporation and the holder as to the correct Conversion Rate, the Conversion Rate will be finally determined by an investment banking or brokerage firm with no material prior or current relationship with the Corporation or any of its subsidiaries selected by the Board in good faith, the fees and expenses of which will be paid by the Corporation. The Corporation will, promptly upon receipt of all certificates representing Series A Preferred of such holder that are to be converted, issue a certificate or certificates registering the appropriate number of shares of Common Stock to such holder. Upon optional conversion as set forth in Section 7 (b), the shares of Series A Preferred so converted shall be eliminated, and thereafter such shares of Series A Preferred shall become and be known as shares of "Common Stock" without further action on the part of the holder thereof.

             (e) Adjustment for Subdivisions or Combinations of Common Stock. In the event that the Corporation at any time or from time to time after the issuance on the Series Preferred effects a subdivision, dividend payable in shares of capital stock, combination or other similar transaction of its outstanding Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Rate will be increased or decreased proportionately.

             (f) Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, or dividend payable in shares provided for elsewhere in this Section 7) or a merger or consolidation of the Corporation with or into another corporation or other legal entity, or the sale of all or substantially all of the Corporation's properties and assets to any other Person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then as a part of such capital reorganization, merger, consolidation or sale, proper provision will be made so that each holder of Series A Preferred will thereafter be entitled to receive upon conversion of the Series A Preferred the same number of shares of stock, securities or assets of the Corporation, or of the successor corporation or other legal entity resulting from such merger or consolidation or sale, which such holder would have been entitled to receive on such capital reorganization, merger, consolidation or sale if such holder's Series A Preferred had been converted into Common Stock immediately prior to the record date established for determining holders entitled to such distribution, or if no such record date is established, as of the time of such transaction. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 7(f) with respect to the rights of the holders of the Series A Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7(f) (including adjustment of the Conversion Rate then in effect) will be applicable after that event as nearly equivalent as may be practicable. This provision will apply to successive capital reorganizations, mergers, consolidations or sales. Nothing herein will diminish or otherwise offset the rights of the Series A Preferred under Section 4(b).

             (g) Rights Offering. If at any time or from time to time the Corporation shall offer to any of the holders of Common Stock any right, option or warrant to acquire additional shares of capital stock of the Corporation, then each holder of a share of Series A Preferred then-outstanding will be entitled to receive rights, options or warrants to acquire such number of additional shares of capital stock of the Corporation as such holder would have been entitled to receive had such holder's Series A Preferred been converted into Common Stock immediately prior to the record date for the offering of such rights, options or warrants, at the Conversion Rate then in effect.

             (h) No Adjustment. No adjustment to the Conversion Rate will be made if such adjustment would result in a change in the Conversion Rate of less than 0.001%. Any adjustment of less than 0.001% which is not made will be carried forward and will be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of 0.001% or more in the Conversion Rate.

             (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this
       Section 7, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
       (ii) the Conversion Rate at that time in effect, and (iii) the amount, if any, of other property which at that time would be received upon the conversion of Series A Preferred.

             (j) Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

            8. Rank. The Series A Preferred will rank on a parity with the Common Stock as to any distributions or upon liquidation, dissolution or winding up.

            9. Notice to Holders. Any notice given by the Corporation to holders of record of Series A Preferred will be effective if addressed to such holders at their last addresses as shown on the stock books of the Corporation and deposited in the U.S. mail, sent first-class, and will be conclusively presumed to have been duly given, whether or not the holder of the Series A Preferred receives such notice.

            10. Certain Defined Terms. In addition to the terms defined elsewhere in this Article FOURTH, the following terms will have the following meanings when used herein with initial capital letters:

            "Conversion Rate" means the number of shares of Common Stock into which each share of Series A Preferred may be converted; and

            "Person" means any individual, firm, corporation or other entity and includes any successor (whether by merger or otherwise) of such entity.

            2. The foregoing amendment was adopted by the Board of Directors as of ____________, 2002.

            3. The foregoing amendment was duly adopted by the Board of Directors without shareholder action and shareholder action was not required.

            4. No shares of the Series A Preferred have heretofore been issued.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Designation is executed on behalf of the Corporation as of this ____________, 2002.

                                          LITHIUM TECHNOLOGY CORPORATION


                                          ----------------------------------
                                          David J. Cade
                                          Chairman and Chief Executive Officer

                                                                       EXHIBIT B

                     DIRECTORS AND OFFICERS OF GAIA HOLDING

Executive Directors:

      Mr. Hendrikus Harold van Andel


Supervisory Directors:

      Mr. David J. Cade
      Mr. William D. Walker
      Dr. Franz Josef Kruger
      GAIA Holding Stockholder designee
      Director mutually acceptable to GAIA Holding Stockholder and LTC

                                                                       EXHIBIT C

                         DIRECTORS AND OFFICERS OF GAIA

Managing Directors:

      Dr. Franz Joseph Kruger
      Mr. Ralf Tolksdorf

Supervisory Directors:

      Mr. Hendrikus Harold Andel
      Dr. Roger van Oosten
      Professor Marnix Snijder
      Mr. David J. Cade
      Director mutually acceptable to the GAIA Holding Stockholder and LTC



Officers:

      Dr. Franz Josef Kruger - Chief Officer and Chief Technical Officer Mr. Ralph Tolksdorf - Chief Financial Officer

                                                                       EXHIBIT D

                          DIRECTORS AND OFFICERS OF LTC

Directors:

      LTC Designees:
      Mr. David J. Cade
      Mr. Ralph Ketchum
      Mr. Stephen Hope
      Mr. John McKey Jr.
      Mr. Arif Maskatia

      GAIA Holding Stockholder Designees:

      Mr. Hendrikus Harold van Andel
      Dr. Roger van Oosten
      Dr. Franz Joseph Kruger
      Mr. Ralph Tolksdorf
      Dr. Andrew J. Manning
      Mr. William D. Walker

      Ilion Technology Designee:

      Mr. Murray Hazard or Other Ilion Technology
        Corporation Designee

Officers:

      Mr. David J. Cade - Chairman & Chief Executive Officer
      Dr. Andrew J. Manning - Executive Vice President, Chief Operations Officer
         and Chief Technical Officer
      Mr. William D. Walker - Vice President and Chief Financial Officer






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                                                                       EXHIBIT E

                                OPTION AGREEMENT

      AGREEMENT dated _______, 2002 by and between Hill Gate Capital, N.V., a Netherlands corporation and Stichting Administratiekantoor GAIA, a Netherlands trust (each a "Shareholder" and together the "Shareholders"), and Lithium Technology Corporation, a Delaware corporation ("LTC"); and

      WHEREAS, LTC has entered into a Share Exchange Agreement with Hill Gate Capital N.V. dated as of June 7, 2002 (the "Share Exchange Agreement");

      WHEREAS, pursuant to the Share Exchange Agreement, LTC will acquire 60% of the outstanding shares of GAIA Holding B.V., a Netherlands corporation ("GAIA Holding") owned by Hill Gate Capital N.V.; and

      WHEREAS, GAIA Akkumulatorenwerke GmbH, a German corporation ("GAIA") is a wholly owned subsidiary of GAIA Holding;

      WHEREAS, the Shareholders are willing to grant an option to LTC to the extent provided for herein;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                     OPTION

      1.1 LTC Option. During the term of this Agreement and upon the closing of any GAIA Financing, LTC shall have the option to purchase from the Shareholders up to the number of shares of GAIA Holding Common Stock owned by the Shareholders that with the number of GAIA Holding Shares owned by LTC as of the date of this Agreement, would result in LTC owning 60% of the GAIA Holding's issued and outstanding shares of GAIA Holding (the "Option Shares") in accordance with the following provisions:

            (a) LTC shall notify the Shareholders in writing that it desires to purchase the Option Shares.

            (b) Within 30 days following the receipt of such notice, the Shareholders shall transfer to LTC the Option Shares and LTC shall deliver to the Shareholders the LTC Shares.


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
            (c) The "LTC Shares" will be shares of LTC Common Stock issued at the exchange rate of the shares exchanged by LTC and the Shareholders under the Share Exchange Agreement.

            (d) A "GAIA Financing" means the sale by GAIA Holding of shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock after the date of this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      2.1 General. Each Shareholder hereby represents and warrants to the other as follows:

            (a) The Shareholder has all requisite power and authority to enter into this Agreement.

            (b) This Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with its terms.

            (c) There is no claim, action, suit, investigation, arbitration or, proceeding, and no order, decree or judgment, in progress, pending or threatened, which relates to or may adversely affect any of the transactions or activities contemplated by this Agreement, and the Shareholder has no reason to be aware of any basis for the same.

            (d) This Agreement does not conflict with or violate any other agreement of a Shareholder or to its knowledge, any law to which it is Subject.

                                   ARTICLE III
                              TERM AND TERMINATION

      3.1 Term. This Agreement shall come into effect as of the date hereof and shall remain in full force and effect until the earlier of (a) the consent of the Shareholders and LTC; (b) the termination of the Strategic Alliance Agreement; or (c) the liquidation or dissolution of the GAIA Holding.

                                   ARTICLE IV
                               DISPUTE RESOLUTION

      4.1 Arbitration. In the event of any dispute between the Shareholders relating to this Agreement, including its scope or validity, they shall first try to resolve the matter through good faith negotiation and, if a resolution cannot be achieved in that manner, then it shall be Submitted to binding arbitration in Geneva, Switzerland (or such other place as the Shareholders may agree to) under the applicable rules of the American Arbitration Association. The arbitration shall be by a single arbitrator selected in accordance with the procedures of the American Arbitration Association but who shall be technically grounded and whose experience and training shall enable him or her to readily comprehend the technical aspects of the issues to be decided. At the request of any Shareholder, the arbitrator may permit discovery of documents and things as provided in the Federal Rules of Civil Procedure of the United States. The costs of the arbitration shall be shared by the Shareholders but the arbitrator shall award costs, including the amount paid to the arbitrator but excluding attorney's fees, to the prevailing Shareholder.

      4.2 Arbitrator's Award. The arbitrator's award may be enforced in any court of competent jurisdiction, and the Shareholders hereby submit themselves to the jurisdiction of the federal or state court within the State of New York for that purpose.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.1 Amendment. This Agreement may be amended only by written agreement of the Shareholders. Each Shareholder acknowledges that it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring Subsequent to the execution of this Agreement unless the same is in writing and executed by all parties.

      5.2 Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be void, invalid, illegal or unenforceable in any respect, such holding shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such void, invalid, illegal or unenforceable provision had never been contained herein.

      5.3 Headings. The headings of the Articles and sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

      5.4 Counterparts. This Agreement may be executed by the Shareholders in separate counterparts (by original or facsimile signature) each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      5.5 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, telecopied (with receipt confirmed), by overnight courier service or mailed, by certified or registered mail to each Shareholder at its address set forth in the Share Exchange Agreement, or to such other address as the addressee shall have furnished to the other Shareholder hereto in the manner prescribed by this Section 5.5.


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
      IN WITNESS WHEREOF, the Shareholders hereto have executed this Agreement effective as of the day and year first above written.

                                    HILL GATE CAPITAL, N.V.

                                    By:______________________________________
                                          Name:
                                           Title:



                                    STICHTING ADMINISTRATIEKANTOOR
                                     GAIA

                                    By:______________________________________
                                          Name:
                                           Title:



                                    LITHIUM TECHNOLOGY CORPORATION

                                    By:______________________________________
                                          Name:
                                           Title:












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
                                                                       EXHIBIT F

                         STRATEGIC ALLIANCE AGREEMENT

      This STRATEGIC ALLIANCE AGREEMENT ("Agreement") is made and entered into this ___ day of _____, 2002 between LITHIUM TECHNOLOGY CORPORATION, a Delaware Corporation ("LTC") having a place of business at 5115 Campus Drive, Plymouth Meeting, Pennsylvania 19462-1129, USA; and GAIA AKKUMULATORENWERKE GMBH, a German Corporation ("GAIA") having its address at Montaniastarsse 17, D-99734 Nordhausen, Germany.

      WHEREAS, LTC is a publicly-traded, pre-production stage Party engaged in the development and manufacture of lithium-ion and lithium polymer batteries; and

      WHEREAS, GAIA is a pre-production stage Party engaged in development and manufacture of lithium polymer batteries; and

      WHEREAS, LTC and Hill Gate Capital N.V. have entered into a Share Exchange Agreement (the "Share Exchange Agreement") dated June 7, 2002 (the "Share Exchange ");

      WHEREAS, the execution and delivery of this Agreement is a condition to the Share Exchange; and

      WHEREAS, LTC and GAIA share the conviction and vision that the combination of their respective technologies, products, personnel, plants, operations and marketing contacts provides a unique opportunity for successful penetration of the global rechargeable lithium battery marketplace.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS

      1.1 Lithium Batteries shall mean any and all types of lithium-ion batteries, lithium polymer batteries and other lithium batteries.

      1.2 Technology shall mean inventions, patents, know-how, trade secrets, technical information, data, manufacturing processes, designs, ideas, and the like.

      1.3 LTC Technology shall mean all Technology developed by LTC prior to or during the term of this Agreement.


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
      1.4 GAIA Technology shall mean all Technology developed by GAIA prior to or during the term of this Agreement.

      1.5 Party shall mean LTC or GAIA or when used in the plural LTC and GAIA.

      1.6 Plan shall mean the joint business plan of the Parties set forth in
Section 3.1 of this Agreement.

      1.7 Strategic Alliance Technology shall mean Technology developed during the term of this Agreement jointly by LTC and GAIA as set forth in Section 4.1 of this Agreement.

2. STRATEGIC ALLIANCE.

      2.1 Strategic Alliance. LTC and GAIA hereby create a Strategic Alliance to pursue the research, development, production, marketing, sales and distribution of Lithium Batteries as a collaborative effort. As parties to the Strategic Alliance, each Party agrees to devote its resources and channel its efforts to achieve the goals of the Strategic Alliance as set forth in this Agreement and the Plan.

      2.2 Meetings. LTC and GAIA shall meet at least semi-annually each year or more often as may be necessary for the Parties to discharge their responsibilities hereunder with at least the Chief Executive Officer of LTC and GAIA, or his designee, in attendance. Meetings shall be at times and places agreed to by the Parties and may be conducted in person, by telephone, or in any other manner as the Parties shall agree. At its meetings, LTC and GAIA shall formulate objectives and monitor the progress of the Plan.

      2.3 Communications. Both Parties affirm their mutual intention insofar as practicable to develop/issue joint press releases, common marketing/investor information packages and an integrated website.

3. STRATEGIC BUSINESS PLAN

      3.1 Strategic Business Plan.

      (a) No later that thirty days after the date of this Agreement and no less frequently than semi-annually after the commencement of this Agreement, Parties shall meet to formulate/approve a detailed plan for the research, development, production, marketing, sales and distribution of Lithium Battery technology and products by LTC and GAIA, and any other matters agreed to by the Parties, during the Term of this Agreement (the "Plan"). At a minimum, the Plan shall include: overall business strategy; statement of capabilities; target markets, customers and products; specific projects to be pursued jointly and/or separately by each Party; competitive analysis; and financial forecasts.


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
      (b) Upon agreement of the Parties to the Plan, a copy of the Plan shall be made part of this Agreement. The Plan may be modified or amended at any time by the Parties.

      (c) LTC and GAIA shall use their reasonable best efforts to collaborate and achieve the objectives set forth in this Agreement and in the Plan and to complete the actions for which is responsible as described in the Plan.

      (d) LTC and GAIA shall keep and maintain complete and accurate records of all work done in connection with the Plan and prepare and supply to each other written reports with respect to work performed by such Party under the Plan at August 31, 2002 and at the end each three month period thereafter during the Term of this Agreement. Each Party shall consult with the other Party from time to time on such Party's progress under the Plan.

      3.2 Day-to-Day Coordination. The Chief Executive Officers of LTC and GAIA shall establish appropriate procedures and mechanisms for regular and frequent conference calls and reciprocal site visits to assure a smooth and seamless interaction on all technology, business, marketing/customer contact, and financial matters relating to the Plan.

      3.3 Expenses. Except as set forth in the Plan, each Party shall be responsible for its own expenses.

      3.4 Exchange of Information. LTC and GAIA shall exchange technical, sales, marketing, competitive analysis and other information and shall provide assistance and training to the other, in each case as shall be necessary to carry out the collaborative efforts contemplated by the Plan. All information transferred, provided or exchanged under this Agreement shall be subject to the confidentiality requirements set forth in Section 8 of this Agreement. To further promote the purpose of the Plan, each Party shall actively collaborate with the other Party by disclosing to such other Party on a regular and periodic basis such technical and other information developed by such Party during the Term of this Agreement. Each Party shall permit representatives of the other Party to inspect such Party's facilities and all technical, sales and marketing reports, memoranda, and other documents relating to work performed pursuant to this Agreement and the Plan, and to make copies of any and all such reports, memoranda and other documents.

4. INTELLECTUAL PROPERTY

      4.1 Ownership of Technology. As determined in accordance with the rules of inventorship, each Party shall have sole ownership of all Technology invented, discovered or developed solely by it, by its employees, or by its agents prior to and during the Term of this Agreement. LTC and GAIA shall each own jointly and equally with the other Party all Technology invented, discovered or developed jointly by the Parties, their employees or agents during the Term of this Agreement ("Strategic Alliance Technology"). Accordingly, LTC shall own all LTC Technology, GAIA shall own all GAIA Technology, and both LTC and GAIA shall own all Strategic Alliance Technology.


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
      4.2 License of LTC Technology. Subject to all the terms and conditions of this Agreement, LTC hereby grants to GAIA a worldwide, non-sublicensable, royalty-free license of all LTC Technology.

      4.3 License of GAIA Technology. Subject to all the terms and conditions of this Agreement, GAIA hereby grants to LTC a worldwide, non-sublicensable, royalty-free license of all GAIA Technology.

      4.4 Non-Alienation of Technology. Neither Party shall sell, transfer, divest or license to any third Party, in whole or in part, any Strategic Alliance Technology or any interest in the Technology that is the subject of any license set forth in Sections 4.2 or 4.3 without the written consent of the other Party, provided, however, that nothing herein shall affect or limit any license or agreement existing as of the commencement of this Agreement relating to any such Technology.

      4.5 Limitation on Exchange of Information. This Agreement shall not be deemed to obligate either Party to import or communicate to the other such information which it shall have obtained from, or in conjunction with, another not a Party to this Agreement under such circumstances as would constitute a breach of confidence or good business ethics, or bad faith, provided, however, that neither Party shall enter into agreements with third parties obligating them not to disclose to the other Party any information that would normally be communicated to the other under the terms of this Agreement.

      4.6 Employee Assignments. LTC and GAIA each represent that with respect to each of its employees and agents who are or may be engaged in work under the Plan, it will use its reasonable best efforts to obtain (a) an agreement to disclose and assign to the Party that has employed or engaged such person, or its nominee or nominees, all inventions made by such employee or agent during the course of his employment or association with the Party and (b) execution, acknowledgement, and delivery by such employee or agent of all papers, including applications for patents, that may be necessary to obtain patents for said inventions in any and all countries and to vest title thereto in the Party (and an agreement by such employee or agent to do all acts possible to assist the Party in establishing and enforcing its aforementioned rights to such inventions).

5. PUBLICATION, PATENTS AND PATENT APPLICATIONS

      5.1    Publication.

      (a) During the term of this Agreement, LTC and GAIA each acknowledge the other Party's interest in publishing certain of its results. Each Party also recognizes the mutual interest in obtaining valid patent protection and maintaining as confidential any (i) nonpatentable Technology or (ii) Technology (patentable or not) which is chosen to be maintained as confidential because of difficulty in ascertaining the practice of such Technology by an unauthorized person or entity, which in either case would have commercial value when undisclosed.



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
            Consequently, either Party, its employees, or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such Party during the term of this Agreement (the "Publishing Party") shall transmit to the other Party (the "Reviewing Party") a copy of the proposed written publication at least sixty (60) days prior to submission for publication, or an outline of such oral disclosure at least thirty (30) days prior to presentation. The Reviewing Party shall have the right (a) to propose modifications to the publication for patent or other reasons, and (b) to request a delay in publication in order to protect patentable information.

      (b) If the Reviewing Party requests such a delay, the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each Party's rights in such information to be filed in accordance with this Agreement. If the Reviewing Party reasonably claims that such information, whether or not patentable, may have significant commercial value and can be maintained as a trade secret, the Publishing Party shall publish or disclose only such information which would not adversely affect such commercial value. Upon the expiration of sixty (60) days or thirty (30) days from transmission to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the presentation, respectively, unless the Reviewing Party has requested the delay described below.

      5.2 Patent Application, Prosecution, and Maintenance. Each Party shall have full responsibility for the application, prosecution, and maintenance of patents and/or patent applications worldwide for those inventions which are solely owned by such Party (as set forth in Section 4.1). Each Party will advise the other Party of the countries within the advising Party's territory in which to file and prosecute patent applications and maintain patents. Unless the Parties determine otherwise, all patent applications relating to LTC Technology, GAIA Technology and Strategic Alliance Technology shall be filed in the United States and Germany. The Parties will determine which Party shall have responsibility for the application, prosecution and maintenance of patents and/or patent applications worldwide for the Strategic Alliance Technology. LTC will be the owner of any resulting patents, approvals or licenses issued by any governmental entity relating to any LTC Technology. GAIA will be the owner of any resulting patents, approvals or licenses issued by any governmental entity relating to any GAIA Technology. LTC and GAIA will be co-owners on an equal basis, of any resulting patents, approvals or licenses issued by any governmental entity relating to any Strategic Alliance Technology.

      5.3 Expenses. During the term of this Agreement, each Party shall be responsible for all outside fees and out-of-pocket costs and expenses incurred by such Party in filing, prosecuting, and maintaining patents and applications related to Technology owned by such Party. The Parties shall determine the payment of outside fees and out-of-pocket costs and expenses incurred in connection with filing, prosecuting and maintaining patents and applications relating to Strategic Alliance Technology.


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
      5.4 Assistance. Each Party agrees to assist the other Party in every way, including the execution of all proper documents requested by the filing Party. In the event that the filing Party is unable for any reason to secure the nonfiling Party's signature to any lawful and necessary documents required to apply for, obtain, or maintain any patent or patent application, each Party hereby irrevocably designates and appoints the other Party and its duly authorized officers and agents, as its agents and attorneys-in-fact to act for and in its behalf and instead of itself to execute and file any such document and to do all other lawfully permitted acts to apply for, obtain, and maintain any such patents and patent applications with the same legal force and effect as if executed by the nonfiling Party.

      5.5 Patent Suits and Actions. LTC and GAIA shall have the right to bring and maintain any appropriate suit or action for infringement of any patent or other right with respect to Technology owned by such Party. The Parties shall determine which Party shall bring, defend or maintain any suit or action related to Strategic Alliance Technology (the "Defending Party") and how any amounts recovered in such action or suit shall be distributed. The Party other than the Defending Party may join the Defending Party in any suit or action related to Strategic Alliance Technology.

6.    TERM AND TERMINATION

      6.1 Term. This Agreement (including the licenses and rights granted under this Agreement) shall come into effect as of the date hereof and shall remain in full force and effect until the earlier of (a) the mutual consent of both parties; (b) the liquidation or dissolution of either Party; or (c) termination pursuant to Section 6.2.

      6.2 Default. In the event that a Party (the "Defaulting Party") shall (a) become bankrupt or insolvent, or file a petition in bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, or be adjudged bankrupt; (b) go or be placed in a process of complete liquidation other than for an amalgamation or reconstructions; (c) suffer the appointment of a receiver for any substantial portion of its business who shall not be discharged within sixty days after his appointment or (d) breach any material provision of this Agreement and failed to cure such breach within thirty (30) days written notice thereof by the other Party, which notice shall include a reasonably detailed explanation of the default and the actions required to be undertaken to cure such default, then and in any event the other Party, at its option may terminate its obligation to and the rights of the Defaulting Party under this Agreement upon ten days' written notice to the Defaulting Party and such termination shall take effect as of the occurrence on the event giving rise to the option to terminate.

7. COVENANTS, REPRESENTATIONS AND WARRANTIES

      7.1 Authorization. Each Party warrants and represents to the other that it has the legal rights and power to extend the rights and licenses granted to the other in this Agreement, that each has the full right to enter into this Agreement, and to fully perform its obligations hereunder, and that neither has made nor will make any commitments to others in conflict with or in derogation of such rights or this Agreement. Each Party further represents to the other that it is not aware of any legal obstacles, including patent rights of others, which could prevent either Party from carrying out the provisions of this Agreement.

      7.2 Legislative and Regulatory Requirements. Each Party covenants to the other that it shall fully comply in all material respects with any legislative and regulatory requirements (including any regulations, statutory or otherwise, relating to environmental controls) directly or indirectly applicable to the performance of its obligations hereunder, including but not limited to export regulations, export embargoes and export licensing provisions. Each Party shall use its reasonable best efforts to notify the other Party of such regulations, and any changes thereto.

      7.3 Supplier and Manufacturing Agreement. The Parties shall enter into mutually acceptable manufacturing, supply, and other agreements as specified from time to time under the Plan. Such separate agreements shall provide the specifications, price and other necessary and customary terms and conditions to such agreements that the Parties shall negotiate in good faith.

      7.4 Continuation. All covenants given under this Agreement are continuing covenants that must be maintained as valid by the issuing Party on an on-going and continuous basis throughout the term of this Agreement.

      7.5 Corporate Existence. Each Party will maintain its corporate existence in good standing and comply in all material respects with all applicable laws and regulations where failure to so comply would have a material adverse impact on the Party or its business or operations.

      7.6   Accounting and Internal Controls.

      (a) Each Party shall conduct the business of such Party at all times in accordance with high standards of business ethics and maintain the Party's accounts in accordance with generally accepted accounting principles consistently and shall:

            (i) maintain full and accurate books, records and accounts which shall, in reasonable detail, accurately and fairly reflect all transactions of the Party in such manner as is required by applicable law; and

            (ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with general or specific authorizations and transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, and to maintain accountability for assets.

      (b) The Parties will employ one firm of certified public accountants, who are "independent" within the meaning of the accounting regulations of the United States Securities and Exchange Commission (the "SEC") of recognized national standing, selected by the Committee (the "Approved Accountants"). Each Party will have annual audits made by the Approved Accountants, in the course of which such accountants shall make such examinations in accordance with U.S. Generally Accepted Auditing Standards ("US GAAP"), in U.S. dollars and in English.

      7.7   Financial Information.

      (a) Each Party will furnish to the other Party after the end of each fiscal year, in English and U.S. dollars, a balance sheet of the Party, as of the end of such fiscal year, and a statement of income and a statement of changes in financial position of the Party for such year, prepared in accordance with U.S. GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and with an audit opinion thereon from independent public accountants of recognized national standing.

      (b) Each Party will furnish to the other Party in English and U.S. dollars after the end of the first, second and third quarterly accounting periods in each fiscal year of the Party, and in any event within thirty (30) days thereafter, a balance sheet of the Party as of the end of each such quarterly period, and a statement of income and a statement of changes in financial position of such Party for such period and for the current fiscal year to date, prepared in accordance with U.S. GAAP. Said financial statements shall be signed by an officer of the Party who shall state that such financial statements are in accordance with generally accepted accounting principles.

      (c)   The foregoing financial statements required under Section 7.7(a) and
            (b) shall be delivered by each party to the other Party as soon as practicable and in any event at least 15 days prior to the date such financial statements are required to be filed by LTC with the SEC.

      (d) The Chief Financial Officers of LTC and GAIA shall establish appropriate procedures and mechanisms for coordinating on all financial, auditing and capital raising matters affecting either or both Parties.

      (e) The Parties shall establish appropriate procedures and mechanisms to assure an equitable arrangement for determining, allocating, calculating, booking and disclosing sales, costs, transfer pricing, revenues and profits.

      (f) To such financial statements there shall appended a discussion and analysis, in reasonable detail, of such financial statements and the general business condition and prospects of the Party by management of the Party so as to assist the recipients in understanding and interpreting such financial statements.

      (g) Each Party shall deliver to the other Party at the time of delivery of the foregoing financial statements, such additional information about the business and operations of such Party as is required to be disclosed to the SEC in any filing required to be made by LTC.


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      (h)   GAIA shall also prepare all financial statements GAIA as are required by German law prepared in German and in accordance with German accepted accounting principles and deliver a copy of the same to LTC within five days of completion of the same.

8.    CONFIDENTIALITY AND PUBLIC DISCLOSURE

      8.1 Definition of Confidential Information. "Confidential Information" shall mean that information of any Party which is disclosed to the other Party ("Recipient") by reason of the parties' relationship hereunder, either directly or indirectly in any written or recorded form, orally, or by drawings or inspection of parts or equipment, and, either in writing and marked as confidential or proprietary, or if oral, reduced to writing similarly marked within thirty (30) days of disclosure.

      8.2 Permitted Use of Confidential Information. Recipient shall receive and use the Confidential Information only for performance of Recipient's obligations hereunder, and will not use Confidential Information for any other purpose, and shall not disclose such Confidential Information to any person or persons who do not need to have knowledge of such Confidential Information in the course of their employment.

      8.3 Exceptions. It is expressly understood that Recipient shall not liable for disclosure of any Confidential Information if the same:

      (a)   was in the public domain at the time it was disclosed;

      (b)   was known to Recipient at the time of disclosure;

      (c) is disclosed with the prior written approval of the other Party hereto;

      (d)   was independently developed by Recipient; or

      (e) becomes known to Recipient, on a non-confidential basis, from a source other than another Party hereto, without breach of this Agreement by Recipient.

      8.4 LTC Public Company Regulations. LTC is a publicly traded corporation subject to SEC and other governmental laws, rules and regulations, including but not limited to those regulating disclosure of Confidential Information or inside information and actions based on such information. The nature of the Strategic Alliance will be such that employees or shareholders of GAIA may have occasion to become privy to LTC confidential or inside information. GAIA employees and shareholders shall be restricted in the same manner as would be LTC employees and shareholders from disseminating or acting upon such information.

9.    DISPUTE RESOLUTION

      9.1 Arbitration. In the event of any dispute between the Parties relating to this Agreement, including its scope or validity, the Parties shall first try to resolve the matter through


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
good faith negotiation and, if a resolution cannot be achieved in that manner, then the matter shall be submitted to binding arbitration in Geneva, Switzerland (or such other place as the parties may agree to) under the applicable rules of the American Arbitration Association. The arbitration shall be by a single arbitrator selected in accordance with the procedures of the American Arbitration Association but who shall be technically grounded and whose experience and training shall enable him or her to readily comprehend the technical aspects of the issues to be decided. At the request of any Party, the arbitrator may permit discovery of documents and things as provided in the Federal Rules of Civil Procedure of the United States. The costs of the arbitration shall be shared equally by both Parties but the arbitrator shall award costs, including the amount paid to the arbitrator but excluding attorney's fees, to the prevailing parties.

      9.2 Arbitrator's Award. The arbitrator's award may be enforced in any court of competent jurisdiction, and the parties hereby submit themselves to the jurisdiction of the federal or state court within the State of New York for that purpose and any court of competent jurisdiction in Germany.

      9.3 Emergency Relief. Notwithstanding the provisions of Sections 9.1 and 9.2, in the event any Party requires emergency relief to protect the value or confidentiality of its information, it may seek the same in any federal or state court sitting in the State of New York and any court of competent jurisdiction in Germany, and both Parties agree to and hereby submit to the jurisdiction of any such court for that purpose and agree further that service of process to initiate such action may be made (and shall be sufficient if so made) by certified or registered mail, with return receipt.

10.   MISCELLANEOUS

      10.1  Good Faith and Relationship Between Parties.

      (a) In entering into this Agreement the Parties hereto recognize that it is impracticable to make provisions for every contingency that may arise in the course of the performance thereof. If by reason of any unforeseen occurrence or development the operation of the Agreement is likely to cause any inequitable hardship to either of the Parties hereto, the Parties hereto shall negotiate immediately in good faith as to what manner the terms and conditions of this Agreement may be modified in order to provide an equitable solution in so far as such is possible within the spirit of this Agreement for such unforeseen occurrence or development.

      (b) The Parties hereto hereby agree and declare that they will execute and do all such acts and things as are necessary and within their power and authority for the time being to carry into effect and/or to comply with the provisions of this Agreement.

      (c) It is expressly agreed that the relationship between the Parties shall not constitute a partnership or agency of any kind and neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any


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            action, which shall be binding on the other, without the prior written authorization of the Party to do so.

      10.2 Limited Liability. Except as set forth herein, no Party shall be liable to the other Party, or any third parties for any obligation of such other Party.

      10.3 Entire Agreement. This Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and communications between the Parties.

      10.4 Amendment. This Agreement may be amended only by written agreement of both Parties. Each Party acknowledges that it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by both Parties.

      10.5 Waiver. No waiver by a Party of any provision hereof, in whole or in part, shall operate as a waiver of any other provision hereof. The exercise by any Party of any of its rights under this Agreement shall not preclude or prejudice such Party from exercising any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by it hereunder.

      10.6 Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be void, invalid, illegal or unenforceable in any respect, such holding shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such void, invalid, illegal or unenforceable provision had never been contained herein.

      10.7 Headings. The headings of the Articles and sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

      10.8 Counterparts. This Agreement may be executed by the Parties in separate counterparts (by original or facsimile signature) each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      10.9 Further Assurances. The Parties shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

      10.10 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, telecopied (with receipt confirmed), by overnight courier service or mailed, by certified or registered mail:


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      (a)   If to LTC, to:

                  Lithium Technology Corporation
                  5115 Campus Drive
                  Plymouth Meeting, Pennsylvania  19462-1129
                  Attention:  Mr. David J. Cade
                  Facsimile:  (610) 940-6091

                  With a copy to:

                  Gallagher, Briody & Butler
                  155 Village Boulevard, Suite 201
                  Princeton, New Jersey  08540
                  Attention:  Barbara J. Comly, Esq.
                  Facsimile:  (609) 452-0090

      (b)   If to GAIA, to:

                  GAIA AKKUMULATORENWERKE GmbH
                  Montaniastarsse 17
                  D-99734 Nordhausen
                  Germany
                  Attention: Dr. Franz Josef Kruger
                  Facsimile:  49 36 31 616749

                  With a copy to:

                  Davis, Matthews & Quigley, P.C.
                  14th Floor, Lenox Towers II
                  3400 Peachtree Road, Northeast
                  Atlanta, Georgia  30326
                  Attention:  J. Michael Harrison, Esq.
                  Facsimile:  (404) 261-0159


      10.11 Governing Law and Language. This Agreement shall be constructed in accordance with law of the State of Delaware, United States of America. This Agreement has been prepared in the English language and, notwithstanding any translations of this Agreement, the English language shall control its interpretations. Except as provided herein, all documents, information, financial statements, notices etc. required to be delivered by either Party under this Agreement are to be prepared and delivered in English.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                    LITHIUM TECHNOLOGY CORPORATION

                                    By: ____________________________________

                                          David Cade
                                          Chairman and Chief Executive Officer

                                    GAIA AKKUMULATORENWORENWERKE
                                     GMBH

                                    By: _____________________________________
                                          Franz Kruger
                                          Chief Executive Officer





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